SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

NCI BUILDING SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No Fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 112 (set forth the amount on which the filing fee is calculated and state how much it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

February 4, 2005

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of NCI Building Systems, Inc. to be held at 10:00 a.m. on Friday, March 11, 2005, at the NCI Conference Center located at 7313 Fairview, Houston, Texas. At this meeting you will be asked to:

(1)	Elect three directors to serve until the Annual Meeting of Stockholders to be held in 2008;

(2)	Elect one director to serve until the Annual Meeting of Stockholders to be held in 2006;

(3)	Approve the 2003 Long-Term Stock Incentive Plan, as amended and restated; and

(4)	Transact any other business that may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

     It is important that your shares be represented at the Annual Meeting. Therefore, whether or not you expect to attend in person, please sign and date the enclosed proxy and return it in the enclosed envelope or vote using the telephone or Internet procedures that may be provided to you at your earliest convenience. Please note that voting using any of these methods will not prevent you from attending the meeting and voting in person.

Very truly yours,

A.R. Ginn
Chairman of the Board

NCI BUILDING SYSTEMS, INC.

10943 North Sam Houston Parkway West
Houston, Texas 77064

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 11, 2005

     The Annual Meeting of Stockholders of NCI Building Systems, Inc. will be held at the NCI Conference Center located at 7313 Fairview, Houston, Texas, on Friday, March 11, 2005, at 10:00 a.m. The Annual Meeting of Stockholders will be held for the following purposes:

1.	The election of three directors to serve until the Annual Meeting of Stockholders to be held in 2008;

2.	The election of one director to serve until the Annual Meeting of Stockholders to be held in 2006;

3.	The approval of our 2003 Long-Term Stock Incentive Plan, as amended and restated; and

4.	The transaction of any other business that may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

     Only stockholders of record at the close of business on January 10, 2005 are entitled to notice of, and to vote at, the meeting or any reconvened meeting following any adjournment or postponement thereof.

     We believe that it is desirable that as large a proportion as possible of the stockholders’ interests be represented at our annual meeting. Whether or not you plan to attend our annual meeting, we request that you properly date and sign the enclosed form of proxy and promptly return it to us using the enclosed addressed and stamped envelope or vote using the telephone or Internet procedures that may be provided to you. If you are present at the meeting and wish to do so, you may revoke the proxy and vote in person. If, however, you hold your shares through a nominee or broker, you must obtain a signed proxy from the broker in order to be able to vote in person.

By order the Board of Directors,

Donnie R. Humphries
Secretary

Houston, Texas
February 4, 2005

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 11, 2005

NCI BUILDING SYSTEMS, INC.

10943 North Sam Houston Parkway West
Houston, Texas 77064
(281) 897-7788

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 11, 2005

     This proxy statement is furnished to stockholders of NCI Building Systems, Inc. in connection with the solicitation of proxies to be used at our Annual Meeting of Stockholders to be held Friday, March 11, 2005. Your proxy in the form enclosed will be voted at the meeting if properly executed by you, returned to us and not revoked by you before the annual meeting. If you give a proxy on the enclosed form, or by telephone or the Internet, you may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of NCI, by delivering a later dated proxy or by attending the annual meeting, withdrawing your proxy and voting your shares personally. Your attendance at the annual meeting will not constitute automatic revocation of your proxy. If you hold your shares through a nominee or broker, you must obtain a signed proxy from the broker in order to be able to vote in person.

     We are first sending this proxy statement and the enclosed proxy form to stockholders on or about February 4, 2005.

ACTION TO BE TAKEN AT ANNUAL MEETING

     When you have appropriately specified how your proxy should be voted, the proxy will be voted accordingly. Unless you otherwise specify in your proxy, your proxy will be voted (1) FOR the election as directors of the nominees listed under “Election of Directors”; (2) FOR the approval of the adoption of the 2003 Long-Term Stock Incentive Plan, as amended and restated; and (3) at the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the annual meeting. Our board of directors does not know of any other matter or business.

PERSONS MAKING THE SOLICITATION

     Our board of directors is soliciting the accompanying proxy. We will bear the entire cost of soliciting proxies and no other person or persons will bear those costs either directly or indirectly. Our transfer agent, Computershare Investor Services, Inc., will assist in the solicitation of proxies from stockholders at a fee of approximately $2,500 plus reimbursement of reasonable out-of-pocket expenses. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and employees, none of whom will receive additional compensation. We will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

OUTSTANDING CAPITAL STOCK

     The record date for stockholders entitled to notice of, and to vote at, the annual meeting is January 10, 2005. At the close of business on that date we had 20,605,087 shares of common stock issued and outstanding and entitled to be voted at the annual meeting.

     The following table sets forth, as of January 10, 2005 (the “Ownership Date”), the number of shares of common stock beneficially owned by (1) each person or group known by us to own beneficially more than 5% of the outstanding shares of common stock, (2) each director and nominee for director, (3) each of our executive officers identified under the caption “Executive Compensation” and (4) all directors, director nominees and executive officers as a group. Except as otherwise indicated, each of the persons or groups named below has sole voting power and investment power with respect to the common stock.

	Beneficial Ownership (1)
Name of Beneficial	Number of
Owner or Group	Shares	Percent
Barclays Global Investors, NA (2) 45 Fremont Street San Francisco, CA 94105	2,135,966	10.37
FMR Corp. (2) 82 Devonshire Street Boston, MA 02109	1,940,900	9.42
Dalton, Greiner, Hartman, Maher & Co. (2) 565 Fifth Ave., Suite 2101 New York, NY 10017	1,281,761	6.22
Dimensional Fund Advisors Inc. (2) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,216,700	5.90
Brandywine Asset Management, LLC (2) 3 Christina Centre, Suite 1200 201 N. Walnut Street Wilmington, DE 19801	1,142,859	5.55
Pzena Investment Management, LLC (2) 120 West 45th Street, 34th Floor New York, NY 10036	984,550	4.79
A. R. Ginn (3)	223,635	1.08
Norman C. Chambers (4)	118,801	*
Kelly R. Ginn (5)	102,374	*
Robert J. Medlock (6)	64,898	*
William D. Breedlove (7)	21,140	*
Gary L. Forbes (8)	20,140	*
John K. Sterling (9)	17,625	*
Kenneth W. Maddox (10)	15,407	*
W. Bernard Pieper (11)	10,719	*
Max L. Lukens (12)	2,018	*
George Martinez (13)	1,006	*
Philip J. Hawk (14)	342	*
All directors and executive officers as a group (18 persons) (3)-(15)	721,868	4.63

*	Less than 1%.

(1)	Includes shares beneficially owned by the listed persons, including shares owned under our 401(k) Profit Sharing Plan. If a person has the right to acquire beneficial ownership of any shares by exercise of options or issuance of restricted stock previously granted within 60 days after the Ownership Date, those shares are deemed beneficially owned by that person as of the Ownership Date and are deemed to be outstanding solely for the purpose of determining the percentage of the common stock that he owns. Those shares are not included in the computations for any other person.

(2)	This information is based solely on filings made with the SEC on Schedule 13G or 13G/A relating to calendar year 2003, except for the information relating to Barclays Global Investors, NA which was obtained from a Schedule 13G/A filed with the SEC on December 13, 2004.

(3)	Includes options to purchase 41,642 shares held by Mr. A.R. Ginn that were exercisable on the Ownership Date or that will become exercisable within 60 days after the Ownership Date. Does not include options to purchase an additional 314,229 shares held by Mr. A.R. Ginn that were not exercisable. Includes 81,067 shares of restricted stock awarded to Mr. A.R. Ginn under our 2003 Long-Term Stock Incentive Plan. Mr. A.R. Ginn has the right to vote these shares but may not transfer them until they have vested.

(4)	Includes options to purchase 750 shares held by Mr. Chambers that were exercisable on the Ownership Date or that will become exercisable within 60 days after the Ownership Date. Does not include options to purchase an additional 202,250 shares held by Mr. Chambers that were not exercisable. Includes 117,923 shares of restricted stock awarded to Mr. Chambers under our 2003 Long-Term Stock Incentive Plan. Mr. Chambers may vote these shares but cannot transfer them until they have vested.

(5)	Includes 16,716 shares of common stock held by nine trusts for the benefit of Mr. Kelly Ginn’s two children and six nieces and nephews and one brother, of which trusts Mr. Kelly Ginn is the trustee and may be deemed to share voting and investment power. Mr. Kelly Ginn disclaims beneficial ownership of those shares. Also includes 57,944 shares of restricted stock awarded to Mr. Kelly Ginn under our 2003 Long-Term Stock Incentive Plan. Mr. Kelly Ginn has the right to vote these shares but may not transfer the shares until they are vested. Also includes options to purchase 19,889 shares held by Mr. Kelly Ginn that were exercisable on the Ownership Date or that will become exercisable within 60 days after the Ownership Date. Does not include options to purchase an additional 10,640 shares held by Mr. Kelly Ginn that were not exercisable.

(6)	Includes options to purchase 60,264 shares held by Mr. Medlock that were exercisable on the Ownership Date or that will become exercisable within 60 days after the Ownership Date. Does not include options to purchase an additional 10,765 shares held by Mr. Medlock that were not exercisable. Includes 3,418 shares of restricted stock awarded to Mr. Medlock under our 2003 Long-Term Stock Incentive Plan. Mr. Medlock may vote these shares but cannot transfer them until they have vested.

(7)	Includes options to purchase 14,619 shares held by Mr. Breedlove that were exercisable on the Ownership Date or that will become exercisable within 60 days after the Ownership Date. Does not include options to purchase an additional 3,812 shares held by Mr. Breedlove that were not exercisable. Includes 1,367 shares of restricted stock awarded to Mr. Breedlove under our 2003 Long-Term Stock Incentive Plan. Mr. Breedlove may vote these shares but cannot transfer them until they have vested.

(8)	Includes options to purchase 14,619 shares held by Mr. Forbes that were exercisable on the Ownership Date or that will become exercisable within 60 days after the Ownership Date. Does not include options to purchase an additional 3,812 shares held by Mr. Forbes that were not exercisable. Includes 1,367 shares of restricted stock awarded to Mr. Forbes under our 2003 Long-Term Stock Incentive Plan. Mr. Forbes may vote these shares but cannot transfer them until they have vested.

(9)	Includes 1,500 shares of restricted stock awarded to Mr. Sterling under our 2003 Long-Term Stock Incentive Plan. Mr. Sterling may vote these shares but cannot transfer them until they have vested.

(10)	Includes options to purchase 9,889 shares held by Mr. Maddox that were exercisable on the Ownership Date or that will become exercisable within 60 days after the Ownership Date. Does not include options to purchase an additional 10,640 shares held by Mr. Maddox that were not exercisable. Includes 3,418 shares of restricted stock awarded to Mr. Maddox under our 2003 Long-Term Stock Incentive Plan. Mr. Maddox may vote these shares but cannot transfer them until they have vested.

(11)	Includes options to purchase 9,198 shares held by Mr. Pieper that were exercisable on the Ownership Date or that will become exercisable within 60 days after the Ownership Date. Does not include options to purchase 3,382 shares held by Mr. Pieper that were not exercisable. Includes 1,367 shares of restricted stock awarded to Mr. Pieper under our 2003 Long-Term Stock Incentive Plan. Mr. Pieper may vote these shares but cannot transfer them until they have vested.

(12)	Does not include options to purchase 2,250 shares held by Mr. Lukens that were not exercisable. Includes 1,140 shares of restricted stock awarded to Mr. Lukins under our 2003 Long-Term Stock Incentive Plan. Mr. Lukins may vote these shares but cannot transfer them until they have vested.

(13)	Includes options to purchase 1,006 shares held by Mr. Martinez that were exercisable on the Ownership Date or that will become exercisable within 60 days after the Ownership Date. Does not include options to purchase an additional 4,528 shares held by Mr. Martinez that were not exercisable.

(14)	Does not include options to purchase 3,000 shares held by Mr. Hawk that were not exercisable. Includes 342 shares awarded to Mr. Hawk under our 2003 Long-Term Stock Incentive Plan. Mr. Hawk may vote these shares but cannot transfer them until they have vested.

(15)	Includes 48,400 shares held by a family limited partnership, of which Mr. Donnie R. Humphries is a general partner and may be deemed to share voting and investment power. Also includes options to purchase 3,181, 9,533, 21,216, 4,369 and 16,824 shares held by Messrs. Humphries, William A. Lawrence, Todd R. Moore, William M. Young and Richard F. Klein, respectively, that were exercisable as of the Ownership Date or that will become exercisable within 60 days after the Ownership Date. Does not include options to purchase an additional 13,022, 4,106, 11,839, 9,992, 8,119 and 14,081 shares held by Messrs. Eric J. Brown, Humphries, Lawrence, Moore, Young and Klein that were not exercisable. Includes 3,418 shares of restricted stock awarded to Mr. Young under our 2003 Long-Term Stock Incentive Plan. Mr. Young may vote these shares but cannot transfer them until they have vested.

QUORUM AND VOTING

     The presence in person or by proxy of the holders of a majority of the outstanding shares of the common stock is necessary to constitute a quorum at the annual meeting. Each outstanding share of common stock is entitled to one vote. Abstentions will be included in vote totals and, as such, will have the same effect as a negative vote on any proposal other than the election of directors. Broker non-votes (i.e., shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), if any, will not be included in vote totals. Those nominees receiving a plurality of all of the votes cast at the annual meeting shall be elected to our board of directors. Broker non-votes will have no effect on the election of directors. The proposal to adopt our 2003 Long-Term Stock Incentive Plan, as amended and restated, must receive the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at our annual meeting, provided a quorum is present. Under the rules of the New York Stock Exchange, votes representing more than 50% of our outstanding shares of common stock must be cast at the meeting. Broker non-votes are not considered votes cast for this purpose, and will have the effect of a vote against the proposal. All other matters, except where other provision is made by law, our certificate of incorporation or our by-laws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote, a quorum being present.

ELECTION OF DIRECTORS

     Our Certificate of Incorporation and by-laws provide that the number of directors on our board shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors. The number of members constituting our board of directors is currently fixed at nine.

     In accordance with our Certificate of Incorporation and by-laws, the members of our board of directors are divided into three classes, nearly equal in number as reasonably possible, and are elected for a term of office expiring at the third succeeding annual stockholders’ meeting following their election to office or until a successor is duly elected and qualified. Under our by-laws, subject to applicable law and unless our board determines otherwise, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only be a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office until the annual meeting of stockholders next after their election at which time their continuing directorship is subject to stockholder approval. The terms of office of each of the Class I, Class II and Class III directors expire at the annual meeting in 2006, 2007 and 2008, respectively.

     In March 2004, Mr. Johnie Schulte resigned from our board of directors. In July 2004, we elected Mr. Philip J. Hawk as a director to serve a term that expires at the annual meeting. In October 2004, we elected John K. Sterling as a director to also serve a term that expires at the annual meeting. Mr. Hawk and Mr. Sterling are being submitted to our stockholders as nominees for director at the annual meeting to serve the terms discussed below.

     Three Class III directors and one Class I director are to be elected at the annual meeting for a term expiring at the annual meeting to be held in 2008 and 2006, respectively, or until their respective successors are duly elected and qualified. If, at the time of or prior to our annual meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our board of directors. Our board of directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.

     Set forth below is information concerning the persons nominated for election as directors.

     Our board of directors recommends a vote FOR the election of these nominees.

Nominees For Election As Director

Class III Nominees For Election As Directors Who Serve Until The Annual Meeting To Be Held In 2008:

     Norman C. Chambers

     Norman C. Chambers, age 55, has served as our President and Chief Operating Officer since April 2004 and as one of our directors since May 2003. Mr. Chambers serves on the Executive Committee and Operating Committee of our board of directors. Mr. Chambers was a director and President of Comfort Systems USA, Inc., a provider of heating, ventilation and air conditioning services, from November 2002 until April 2004 and also served as Chief Operating Officer from February 2003 until April 2004. From November 2001 to October 2002, Mr. Chambers was Chief Operating Officer of Capstone Turbine Corporation, a distributive generation technology company. From April 2000 to September 2001, Mr. Chambers served as President and Chief Executive Officer of Petrocosm Corporation, a privately held e-commerce business serving the energy industry which filed for protection under Chapter 7 of the U.S. Bankruptcy Code in September 2001. From June 1985 to April 2000, Mr. Chambers served in various executive positions with Halliburton Company, a provider of energy services and related engineering and construction services, and its subsidiaries. Mr. Chambers has over twenty-five years of experience in the engineering and construction industry.

     William D. Breedlove

     William D. Breedlove, age 65, has served as one of our directors since March 1992. Mr. Breedlove serves on the Nominating and Corporate Governance Committee and is the Chairman of the Compensation Committee of our board of directors. Mr. Breedlove served as Vice Chairman of Hoak Breedlove Wesneski & Co. (HBW), an investment banking firm, from August 1996 until his retirement in July 2004. Mr. Breedlove held senior management positions in commercial and merchant banking for over 30 years. Prior to HBW’s formation in 1996, Mr. Breedlove was chairman, managing director and co-founder of Breedlove Wesneski & Co., a private merchant banking firm. From 1984 to 1989, Mr. Breedlove also served as president and director of Equus Capital Corporation, the corporate general partner of three public and private limited partnerships operating as management leveraged buyout funds. Mr. Breedlove’s experience also includes 22 years at First National Bank in Dallas, the last three years of which he served as chairman and chief executive officer of the lead bank and vice chairman of InterFirst Corporation. Mr. Breedlove is also a director of Integrated Security Systems, Inc. and five private companies. He has previously served as director of several other publicly-held companies, including InterFirst Corporation, Texas Oil and Gas Corporation, Dillard’s Department Stores, Local Financial Corporation, and Cronus Industries, Inc. Mr. Breedlove received his B.B.A. degree in finance and banking from the University of Texas at Austin.

     Philip J. Hawk

     Philip J. Hawk, age 50, has served as one of our directors since July 2004. Mr. Hawk serves on the Audit Committee and the Compensation Committee of our board of directors. Mr. Hawk has been the Chairman of the Board of Directors and Chief Executive Officer of Team, Inc., a leading provider of specialty contracting and maintenance services to the process, power and heavy manufacturing industries, since November 1998. From 1993 to 1998, Mr. Hawk held the position of President and Chief Executive Officer of EOTT Energy Partners, L.P., an energy marketing and service company. Mr. Hawk is also a director of ABS Group of Companies.

Class I Nominee For Election As Director To Serve Until The Annual Meeting To Be Held In 2006

     John K. Sterling, age 60, has served as one of our directors since October 2004. Mr. Sterling serves on the Nominating and Corporate Governance Committee and the Compensation Committee of our board of directors. Since May 2004, Mr. Sterling has been Executive Vice President — Corporate Development of Global 360, Inc., a provider of enterprise-wide, business process management and analytics software solutions. Previously, he practiced corporate law for 36 years with Gardere Wynne Sewell, LLP, where he was a General Partner from 1975 through his retirement from the firm in May 2004. After his retirement from Gardere until October 2004, Mr. Sterling also served in an of counsel role to that firm.

     The other current directors of NCI, whose terms will continue after the annual meeting, are as follows:

Directors Remaining In Office

Class I Directors Who Serve Until The Annual Meeting To Be Held In 2006:

     A. R. Ginn

     Mr. A.R. Ginn, age 65, has served as our Chairman of the Board since July 2000, as our President and Chief Executive Officer since November 2003 and as one of our directors since May 1998. Mr. A.R. Ginn serves as the Chairman of the Executive Committee and Operating Committee of our board of directors. He served as President of the Metal Components Division from May 1998 until October 2000 and has served as its Chief Executive Officer since May 1998. He also has served as Chief Executive Officer of the Metal Coatings Division since May 1998. Mr. A.R. Ginn served as our President and Chief Operating Officer from December 1998 until July 2000. From May 1998 until December 1998, he served as our Executive Vice President. Before joining NCI, Mr. A.R. Ginn served as director, President and Chief Executive Officer of Metal Building Components, Inc., a metal components manufacturer (“MBCI”), from 1976 until our acquisition of MBCI in May 1998 and was Chief Executive Officer of the Metal Coatings Division of MBCI from 1987 to May 1998. Mr. A.R. Ginn has over 46 years of experience in the metal building and components industry. Mr. A.R. Ginn is the father of Kelly Ginn, one of our executive officers.

     W. Bernard Pieper

     Mr. Pieper, age 72, has served as one of our directors since December 2000. Mr. Pieper serves on the Compensation Committee and is the Chairman of the Nominating and Corporate Governance Committee of our board of directors. Mr. Pieper, now retired, is a private investor who, since May 2001, has served as a member of the Board of Trustees of Rice University in Houston, Texas. Since 2000, he has served on various other boards and committees of Rice University. Mr. Pieper also served as a member of the Board of Trustees of Rice University from 1996 until 2000. From 1958 until 1996, Mr. Pieper was employed by Halliburton Company, a provider of energy services and related engineering and construction services, during the last two years of which he served as Chief Operating Officer.

Class II Directors Who Serve Until The Annual Meeting To Be Held In 2007:

     Gary L. Forbes

     Mr. Forbes, age 60, has served as one of our directors since December 1991. Mr. Forbes serves on the Executive Committee and Compensation Committee and is the Chairman of the Audit Committee of our board of directors. In addition, Mr. Forbes is our designated audit committee financial expert. Mr. Forbes has been a Vice President of Equus II Incorporated, an investment company, since November 1991. Mr. Forbes is also a director of Consolidated Graphics, Inc., a commercial printing company. Mr. Forbes is a certified public accountant.

     Max L. Lukens

     Mr. Lukens, age 56, has served as one of our directors since May 2003. Mr. Lukens serves on the Audit Committee and the Nominating and Corporate Governance Committee of our board of directors. Mr. Lukens is the Chief Executive Officer and President of Stewart & Stevenson Services, Inc., a corporation primarily engaged in the custom fabrication of engine-driven products. From 1981 to January 2000, Mr. Lukens was employed by Baker Hughes Incorporated, a company engaged in the oilfield and process industry segments and a manufacturer and provider of other products and services to industries that are not related to the oilfield or process industries. During the last two years of that period he served as Chairman of the Board, President and Chief Executive Officer.

     George Martinez

     Mr. Martinez, age 63, has served as one of our directors since March 2003. Mr. Martinez serves on the Audit Committee and the Nominating and Corporate Governance Committee of our board of directors. Mr. Martinez has served as President of Chrysalis Partners, LLC since 1999. Mr. Martinez is the former Chairman of Sterling Bancshares, Inc., a bank holding company, having served as Chairman of the Board from 1994 to 2004. He also has served as Chairman of the Board of Sterling Bank, the principal banking subsidiary of Sterling Bancshares, from 1989 to 2004 and served as Chief Financial Officer of Sterling Bancshares and Sterling Bank from January 1997 until March 2001. Before 1994, Mr. Martinez served as President of Sterling Bancshares.

MANAGEMENT

     Our executive officers are as follows:

Name	Position
A.R. Ginn	Chairman of the Board, Chief Executive Officer and Chairman of the Executive Committee of NCI; Chief Executive Officer of all NCI Divisions
Norman C. Chambers	President, Chief Operating Officer and Director
Robert J. Medlock	Executive Vice President, Chief Financial Officer and Treasurer of NCI; Executive Vice President, Chief Financial Officer and Treasurer of all NCI Divisions
Kenneth W. Maddox	Executive Vice President, Administration of NCI; Executive Vice President, Administration of all NCI Divisions
Kelly R. Ginn	President and Chief Operating Officer of Metal Components Division
William M. Young	President and Chief Operating Officer of Engineered Building Systems Division
Richard F. Klein	President and Chief Operating Officer of Metal Coil Coating Division
William A. Lawrence	Vice President and Controller of NCI; Vice President and Controller of all NCI Divisions
Todd R. Moore	Vice President and General Counsel of NCI, Vice President and General Counsel of all NCI Divisions
Donnie R. Humphries	Secretary of NCI; Vice President, Human Relations of all NCI Divisions
Eric J. Brown	Vice President and Chief Information Officer

Other Key Managers:
Jimmy Dee Anderson	President and Chief Operating Officer of Doors & Building Components Division
Charles W. Dickinson	Executive Vice President, Sales of Metal Components Division
Mark W. Dobbins	Vice President, Operations of Metal Components Division
Keith E. Fischer	President of Metallic Metal Building Division
Dennis P. McDeavitt	President of A&S Building Systems
Stephen C. Theall	VP, Operations of Engineered Building Systems Division
Kimball D. Wells	President of Mesco Buildings Solutions

     Executive Officers:

     Information concerning the business experience of Mr. A.R. Ginn and Mr. Norman C. Chambers is provided under the section titled “Election of Directors.”

     Robert J. Medlock, age 65, has served as our Executive Vice President since December 1998, as our Chief Financial Officer and Treasurer since February 1992, as Executive Vice President, Chief Financial Officer and Treasurer of the Engineered Buildings Division since May 1998 and as Executive Vice President, Chief Financial Officer and Treasurer of all NCI divisions since July 2001. Mr. Medlock served as one of our directors from March 1999 until July 2000. From February 1992 until December 1998, he served as our Vice President. Mr. Medlock is a certified public accountant. On October 26, 2004 we announced that Mr. Medlock intends to retire from NCI effective on the first to occur of (i) the close of business on April 30, 2005 or (ii) the date that the board of directors appoints an individual to assume, and that individual begins to serve in, the position of our Chief Financial Officer. Mr. Medlock has agreed to remain an employee of NCI providing limited advisory services to us for a period of ten years.

     Kenneth W. Maddox, age 57, has served as our Executive Vice President, Administration since December 1998, Executive Vice President, Administration of all NCI divisions since July 2001 and as Vice President and Chief Financial Officer of the Metal Components Division and the Metal Coatings Division from May 1998 until July 2001. Mr. Maddox served as one of our directors from May 1998 until July 2000 and from May 1998 until December 1998, he served as our Vice President. Before joining NCI, Mr. Maddox served as the Chief Financial Officer and Treasurer of MBCI from 1980 until May 1998.

     Kelly R. Ginn, age 44, has served as President and Chief Operating Officer of the Metal Components Division since October 2000. Mr. Kelly Ginn served as Vice President, Manufacturing of the Metal Components Division from May 1998 until October 2000. Before joining NCI in 1998, Mr. Kelly Ginn served as Vice President of Manufacturing of MBCI for over seven years. Mr. Kelly Ginn has over 24 years of experience in the metal building and components industry. Mr. Kelly Ginn is the son of A.R. Ginn, our Chairman of the Board and Chief Executive Officer.

     William M. Young, age 55, has served as President and Chief Operating Officer of the Engineered Building Systems Division since September 2003 and as President of the A&S Building Systems Division since August 1999. Before joining NCI in 1999, Mr. Young was employed by Butler Manufacturing Company, a metal building manufacturer, for 25 years, during the last five of which he served as the plant manager for Butler Manufacturing’s largest plant. Mr. Young has over 28 years of experience in the metal building industry.

     Richard F. Klein, age 66, has served as President and Chief Operating Officer of the Metal Coil Coating Division since May 1998. Before joining NCI in 1998, Mr. Klein served as President of Metal Coaters, Inc., a subsidiary of MBCI for over 10 years. Before joining MBCI in 1987, Mr. Klein spent nine years as Vice President of a large coil coating concern. Mr. Klein has over 25 years of experience in the metal coil coating industry.

     William A. Lawrence, age 44, has served as our Vice President and Controller and as Vice President and Controller of all NCI divisions since June 2001. Before joining NCI, Mr. Lawrence served as Vice President, Finance of Telxon Corporation, a manufacturer, marketer and supporter of mobile information systems, from November 1999 to May 2001. From 1996 to November 1999, Mr. Lawrence was employed by Monarch Marking Systems, Inc., a manufacturer and marketer of bar code and price marking equipment, where he served as Director of Finance, Controller and Treasurer.

     Todd R. Moore, age 45, has served as our Vice President and General Counsel since March 2003. Mr. Moore has served as a Vice President and General Counsel of all NCI divisions since January 1999. Before joining NCI in January 1999, Mr. Moore was employed by Gardere Wynne Sewell LLP, a Dallas law firm, for over nine years, during the last two years of which he was a partner.

     Donnie R. Humphries, age 55, has served as our Secretary since 1985, as Vice President, Human Relations of all NCI divisions since July 2001 and as Vice President, Human Relations of the Engineered Buildings Division from May 1998 until July 2001. Mr. Humphries served as our Vice President, Human Relations from 1997 until May 1998.

     Eric J. Brown, age 46, has served as our Vice President and Chief Information Officer since June 2004. Before joining NCI, Mr. Brown was Chief Information Officer of the Punahou School in Honolulu, Hawaii from 2002 until he joined NCI. From 2000 to 2002, Mr. Brown was Chief Information Officer of Petrocosm Corporation. From 1995 to 2000, Mr. Brown was a Director at KPMG Consulting LLC.

     Other Key Managers:

     Jimmy Dee Anderson, age 40, has served as the President and Chief Operating Officer of the Doors & Building Components Division since January 2002. From January 1999 until January 2002, Mr. Anderson served as Division President of A-Lert Building Systems, a division of Centurion Industries, Inc., a metal fabrication and industrial construction company. Prior to January 1999, Mr. Anderson was employed by NCI for over nine years. Mr. Anderson has over 13 years of experience in the metal building industry.

     Charles W. Dickinson, age 53, has served as Executive Vice President, Sales of the Metal Components Division since October 2000. Mr. Dickinson served as Vice President, Sales of the Metal Components Division from May 1998 until October 2000. Before joining NCI in 1998, Mr. Dickinson served as Vice President of Sales of MBCI for over six years. Mr. Dickinson has over 26 years of experience in the metal building and components industry.

     Mark W. Dobbins, age 47, has served as Vice President, Operations of the Metal Components Division since October 2000. Mr. Dobbins served as President of the American Building Components Division from January 2000 until October 2000. During 1999, he served as the Senior General Manager of Manufacturing of the Metal Components Division. Before joining NCI in 1998, Mr. Dobbins was employed by MBCI for over 10 years. Mr. Dobbins has over 16 years of experience in the metal components industry.

     Keith E. Fischer, age 49, has served as President of the Metallic Metal Building Division since April 2002. Before joining NCI in April 2002, Mr. Fischer was employed by American Buildings Company, a metal building manufacturer that is now a division of Magnatrax Corporation, for over seven years, during the last two years of which he served as President. Mr. Fischer is a registered professional engineer. Mr. Fischer has over 28 years of experience in the metal building industry.

     Dennis P. McDeavitt, age 53, has served as President of A&S Building Systems since August 2004. From January 2002 until August 2004 he served as Vice-President of Sales and Marketing for A&S Building Systems. Before joining NCI in 2002, Mr. McDeavitt was employed by Butler Manufacturing Company, a metal building manufacturer, for 28 years, during the last seven of which he served as a regional manager. Mr. McDeavitt has over 31 years of experience in the metal building industry.

     Stephen C. Theall, age 43, has served as Vice President, Operations of the Engineered Building Systems Division since November 2003. From July 2000 until November 2003 he served as General Manager of Manufacturing for the Engineered Building Systems Division. From 1998 to July 2000 he served as General Manager of Manufacturing for the Metal Components Division. Prior to joining NCI in 1998 he was employed by MBCI for over 10 years. He has over 20 years of experience in the metal building and components industry.

     Kimball D. Wells, age 48, has served as President of Mesco Buildings Solutions since April 2001. From February 2001 until April 2001 he served as Executive Vice President of the Mesco Buildings Solutions and from December 1999 until April 2001, he served as Vice President, Engineering of the Mesco Buildings Solutions. Before joining NCI in 1999, Mr. Wells was employed by Butler Manufacturing Company, a metal building manufacturer, for over 11 years, during the last three of which he served as a regional manager. Mr. Wells has over 27 years of experience in the metal building industry.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows information regarding compensation paid to (i) A.R. Ginn, our Chief Executive Officer during our 2004 fiscal year, and (ii) each of our four other most highly paid persons who were executive officers at the end of the 2004 fiscal year (collectively, the “Named Executive Officers”), with respect to each of our last three fiscal years based on salary and bonus earned during each fiscal year.

					Long-Term Compensation
					Awards		Payouts
					Restricted	Securities		All Other
		Annual Compensation			Stock Awards	Underlying	LTIP Payouts	Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	($)(2)	Options (#)(3)	($)(4)	($)(5)
A. R. Ginn	2004	535,769		1,759,600	2,315,001	300,000	—	708,118
Chairman of the Board	2003	450,000		—	—	10,364	763,307	194,131
and Chief Executive Officer	2002	450,000		686,250	—	18,415	—	7,695

Norman C. Chambers	2004	208,846	(6)	689,900	3,612,518	200,000	—	—
President and Chief	2003	N/A		N/A	N/A	N/A	N/A	N/A
Operating Officer	2002	N/A		N/A	N/A	N/A	N/A	N/A

Robert J. Medlock	2004	234,692		516,883	75,029	—	—	10,671
Executive Vice President	2003	225,500		—	—	7,773	—	11,788
and Chief Financial Officer	2002	217,000		330,925	—	14,187	—	11,256

Kenneth W. Maddox	2004	232,846		514,683	75,029	—	—	11,031
Executive Vice President,	2003	225,500		—	—	7,773	1,101,676	6,356
Administration	2002	217,000		276,675	—	13,687	—	7,000

Kelly R. Ginn	2004	242,769		534,479	75,029	—	—	11,089
President and Chief	2003	234,000		—	999,462	7,773	—	4,854
Operating Officer of Metal Components Division	2002	225,000		343,125	—	13,687	—	7,757

(1)	Includes $112,500, $54,250 and $56,250 paid to Messrs. A.R. Ginn, Medlock and Kelly Ginn, respectively, as a special bonus during fiscal 2002, which special bonus was based on NCI’s outperformance of its competitors in fiscal 2001. Also includes $250,000 paid to Mr. Chambers in fiscal 2004 upon commencement of his employment in consideration for compensation he was entitled to but did not receive from his former employer.

(2)	Dollar amounts are calculated by multiplying the number of shares of common stock awarded by the closing price of our common stock on the business day immediately preceding the date the award is granted, in each case net of the consideration paid to us by the grantee upon his receipt of the award which consideration is the par value of the awarded shares of restricted stock. Shares vest evenly over a four year period or when the executive retires from his employment with us, unless vesting is accelerated by the occurrence of certain limited events, as shown in the following table:

	Four Year Vesting	Vesting on Retirement
A.R. Ginn	4,531	75,000

Norman C. Chambers	52,169	64,516

Robert J. Medlock	2,778	—

Kenneth W. Maddox	2,778	—

Kelly R. Ginn	2,778	54,526

At October 30, 2004, the number of shares and value of all restricted stock held by each such executive (based on the $32.15 closing price of our common stock on October 29, 2004) was as follows: A.R. Ginn — 79,531 shares, $2,556,922, Norman C. Chambers — 116,685 shares, $3,751,423, Robert J. Medlock — 2,778 shares, $89,313, Kenneth W. Maddox — 2,778 shares, $89,313, and Kelly R. Ginn — 57,304 shares, $1,842,324.

With respect to all shares granted, the individual grantees have the right to vote the shares and to receive dividends paid by us, whether in cash or stock, but may not transfer the shares until they have vested.

(3)	Options to acquire shares of common stock.

(4)	On May 1, 2003, Messrs. A.R. Ginn and Maddox vested 100% in their respective trust balances under our Management Incentive Plan. The amounts reported in this column for 2003 are the market value of the trust accounts as of December 31, 2003. The amounts to be paid to Messrs. A.R. Ginn and Maddox at payout will be these amounts, as adjusted for any increases resulting from investment gains or decreases resulting from investment losses from December 31, 2003 until payout. During fiscal 2003, Messrs. A.R. Ginn and Maddox elected to defer receipt of their respective trust balances. Each of Messrs. A.R. Ginn and Maddox received 50% of his trust account on May 1, 2004 and will receive the remainder of his trust account on May 1, 2005. Please see “—Employment and Change-in-Control Agreements” below for a more detailed description of this arrangement.

(5)	This column is comprised of (a) our matching contributions under our 401(k) plan which in fiscal 2004, 2003 and 2002 were $8,182, $8,854 and $7,695 respectively for Mr. A.R. Ginn, $7,572, $8,689 and $8,157 respectively for Mr. Medlock, $11,031, $6,356 and $7,000 respectively for Mr. Maddox and $11,089, $4,854 and $7,757 respectively for Mr. Kelly Ginn; (b) with respect to Mr. A.R. Ginn for fiscal 2004, $459,077 in a payment pursuant to our supplemental retirement plan; and (c) with respect to Messrs. A.R. Ginn and Medlock, an amount which represents the increase in present value during each of the three fiscal years of a vested retirement benefit under our supplemental retirement plan as shown in the following table:

	Payable
	beginning	Increase in
	at age	Present Value
A.R. Ginn	68	2004	$240,859
		2003	$185,277
		2002	—

Robert J. Medlock	65	2004	$3,099
		2003	$3,099
		2002	$3,099

(6)	Mr. Chambers’ compensation reflects the fact that he was not employed by us for the full fiscal year. Prior to his employment with us Mr. Chambers was one of our directors, and in fiscal 2003 and 2004 received cash compensation fees in consideration for his service as a director of $29,542 and $20,750, respectively.

Option Grants During 2004 Fiscal Year

     The following table sets forth the options granted during fiscal 2004 to the Named Executive Officers. All options granted were non-statutory, or nonqualified, options.

Individual Grants
% of
		Total			Potential Realizable
		Options			Value At Assumed
	Number of	Granted			Annual Rates of
	Securities	to	Exercise		Stock Price Appreciation
	Underlying	Employees	or Base		For Option Term (1)
	Options/SARS	In Fiscal	Price	Expiration	5% ($)	10% ($)
Name	granted (#)(2)	Year	($/Sh)(3)	Date
A.R. Ginn	300,000	44.4%	$29.20	5/27/14	$5,509,117	$13,961,184

Norman C. Chambers	200,000	29.6%	$31.00	4/25/14	$3,899,147	$9,881,203

Robert J. Medlock	—	—	—	—	—	—

Kenneth W. Maddox	—	—	—	—	—	—

Kelly R. Ginn	—	—	—	—	—	—

     (1) In accordance with SEC rules, these columns show gain that could accrue for the listed options, assuming that the market price per share of our common stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, the realized value from these options will be zero.

     (2) All options have a term of ten years and become exercisable in equal installments over a four year period.

     (3) The exercise price of the options granted is equal to the closing price per share of the common stock on the New York Stock Exchange on the day immediately preceding the date of grant.

Option Exercises During 2004 Fiscal Year and Fiscal Year End Option Values

     The following table provides information related to options exercised by the Named Executive Officers and the number and value of options held at fiscal year end. All outstanding options are non-statutory, or non-qualified, options.

Aggregated Option Exercises in Last Fiscal Year

and FY-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired	Value	Options at FY-End		at FY-End (1)
Name	on Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
A.R. Ginn	—	—	35,868	320,005	$570,684	$1,181,890
Norman C. Chambers	—	—	750	202,250	$10,388	$261,163
Robert J. Medlock	22,000	$311,478	55,840	15,189	$690,922	$225,844
Kenneth W. Maddox	20,000	$321,233	5,589	14,940	$76,990	$221,611
Kelly R. Ginn	10,000	$173,494	15,590	14,939	$242,472	$221,594

(1)	Value is calculated on the basis of the difference between the option exercise price and the market value of our common stock on October 29, 2004, the last trading day of our fiscal year ($32.15).

Employment and Change-in-Control Agreements

     Supplemental Retirement Benefits. We maintain a supplemental retirement plan, which is a nonqualified, unfunded benefit plan under which designated key employees are eligible to receive monthly benefits following their retirement with us. If a participating key employee dies before retirement, his designated beneficiary is eligible to receive monthly or annual preretirement survivor benefits. Our board of directors determines the amount of retirement benefit to be payable to an eligible employee at the time our board of directors designates the employee as eligible to participate in our supplemental retirement plan. Generally, a participant becomes vested in his retirement benefit under the supplemental plan at the rate of 10% for each year of service with us and becomes fully vested upon his disability or upon the occurrence of a change-in-control of NCI. Messrs. A.R. Ginn, Medlock and Maddox, among others, are currently participants in our supplemental retirement plan. The benefit payable to Mr. A.R. Ginn, beginning at age 68, is $200,000 per year for ten years. Mr. A.R. Ginn’s benefit under the supplemental plan vests 20% per year over the five years ending December 13, 2007 and currently is 40% vested. The benefit payable to Mr. Medlock, who is fully vested, beginning at age 65, is $100,000 per year for 10 years. The benefit payable to Mr. Maddox following his retirement, which is expected in late 2009 or early 2010, is $100,000 per year for 10 years, and this benefit will vest over the next five years. We have acquired life insurance policies to be used to discharge our obligations under our supplemental retirement plan. Mr. A.R. Ginn and Mr. Maddox have each agreed not to compete with us during the ten-year period during which he is to receive the benefits payable under the supplemental retirement plan. Mr. Medlock has agreed to certain noncompetition and nonsolicitation covenants during the ten-year year period during which he is to receive compensation for his advisory services as well as for five years following the termination of his employment with us.

     Management Incentive Plan. In connection with our acquisition of MBCI in May 1998, we established trusts under the Metal Building Components, L.P. and Metal Coaters Operating, L.P. Management Incentive Plan and related trust agreements (the “Management Incentive Plan”) for certain officers of MBCI. The amounts deposited in the trusts represented unvested amounts under one of MBCI’s employee benefit plans that was forfeited to us in the acquisition and included $684,760 for the account of Mr. A.R. Ginn, $993,370 for the account of Mr. Maddox and $911,790 for the account of Mr. Kelly Ginn. The funds held under the Management Incentive Plan are invested by the trustee, a national banking association, and may not be invested in our common stock. The amounts held in trust for the participants in the Management Incentive Plan, after taking into account any investment income and losses on those amounts, were held in trust for the account of each participant until May 1, 2003 or such other later date agreed to by us and a participant in this plan, unless earlier forfeited and distributed to us as specified in the Management Incentive Plan.

     Each of Messrs. A.R. Ginn, Kelly Ginn and Maddox is 100% vested in his trust account. Mr. Kelly Ginn previously received all distributions owed to him from this account. Messrs. A.R. Ginn and Maddox have each exercised an option to defer the distribution of amounts owed to them under their respective accounts and each received 50% of his respective trust account balance on May 1, 2004. Remaining amounts in their respective trust accounts will be distributed to them on May 1, 2005.

     Restricted Stock Grants. On May 28, 2004, upon the recommendation of the Compensation Committee, our board of directors approved a special long-term grant of restricted stock for Mr. A.R. Ginn. The restricted stock award was for 75,000 shares. As the holder of the restricted shares, Mr. A.R. Ginn has the right to vote the shares and to receive dividends paid by us, whether in cash or stock, but may not transfer the shares until they are vested. The shares of restricted stock vest on January 1, 2008, which is the anticipated date of Mr. A.R. Ginn’s retirement. The shares of restricted stock will vest immediately if Mr. A.R. Ginn dies or becomes disabled while employed by us of if there is a change-in-control of NCI. Mr. A.R. Ginn will forfeit the shares of restricted stock if his employment with us is terminated for any reason, other than his death or disability, including his voluntary termination or resignation or termination of his employment by us with or without cause. In addition, Mr. A.R. Ginn must comply with a covenant not to compete with us for the five years immediately following his receipt of any vested shares under his restricted stock award. If Mr. A.R. Ginn breaches his covenant not to compete, he must either return the 75,000 shares to us, if he still owns them, or pay us the then current market value of the 75,000 shares if he does not then own them. Our board of directors granted this special long-term restricted stock award to Mr. A.R. Ginn in connection with its decision to increase Mr. A.R. Ginn’s overall compensation.

     On April 26, 2004, upon the recommendation of the Compensation Committee, our board of directors approved a special long-term grant of restricted stock for Mr. Chambers. The restricted stock award was for that number of whole shares having a value of $2 million based on the closing price of our common stock on April 23, 2004 or 64,516 shares. As the holder of the restricted shares, Mr. Chambers has the right to vote the shares and to receive dividends paid by us, whether in cash or stock, but may not transfer the shares until they are vested. The shares of restricted stock vest when Mr. Chambers retires from his employment with us at or after attaining age 65. The shares of restricted stock will vest immediately if Mr. Chambers dies or becomes disabled while employed by us or if there is a change-in-control of NCI. If Mr. Chambers voluntarily resigns with good reason or if we terminate Mr. Chambers without cause, Mr. Chambers will vest in ten percent of the shares of restricted stock for each 12 month period of his service after April 26, 2004, and Mr. Chambers will forfeit any unvested shares. Mr. Chambers will forfeit the shares of restricted stock if his employment with us is terminated due to voluntary termination prior to age 65 without good reason, or due to termination by us for cause. The special long-term grant to Mr. Chambers is intended to serve as an incentive for Mr. Chambers to remain in our employ until he retires. In addition, Mr. Chambers must comply with a covenant not to compete with us for the five years immediately following his receipt of any vested shares under his restricted stock award. If Mr. Chambers breaches his covenant not to compete, he must either return the 64,516 shares to us, if he still owns them, or pay us the then current market value of the 64,516 shares if he does not then own them.

     On August 28, 2003, upon the recommendation of the Compensation Committee, our board of directors approved a special long-term grant of restricted stock for Mr. Kelly Ginn. The restricted stock award was for that number of whole shares having a value of $1.0 million based on the closing price of our common stock on August 27, 2003, or 54,526 shares. As the holder of the restricted shares, Mr. Kelly Ginn has the right to vote the shares and to receive dividends paid by us, whether in cash or stock, but may not transfer the shares until they are vested. The shares of restricted stock vest when Mr. Kelly Ginn retires from his employment with us at the age of 65. The shares of restricted stock will vest immediately if Mr. Kelly Ginn dies or becomes disabled while employed by us or if there is a change-in-control of NCI. Mr. Kelly Ginn will forfeit the shares of restricted stock if his employment with us is terminated for any reason, other than his death or disability, including his voluntary termination or resignation or termination of his employment by us with or without cause. The special long-term grant to Mr. Kelly Ginn is intended to serve as an incentive for Mr. Kelly Ginn, who has responsibility for the Metal Components Division, which generated approximately 53% of our revenues in fiscal 2004, to remain in our employ until he retires. In addition, Mr. Kelly Ginn must comply with a covenant not to compete with us for the five years immediately following his receipt of any vested shares under his restricted stock award. If Mr. Kelly Ginn breaches his covenant not to compete, he must either return the 54,526 shares to us, if he still owns them, or pay us the then current market value of the 54,526 shares if he does not then own them.

     Chambers Employment Agreement. On April 12, 2004 we entered into an employment agreement with Norman C. Chambers, our President and Chief Operating Officer. The term of the employment agreement is ten years and provides for Mr. Chambers to receive: (i) a base salary of $400,000 per year; (ii) an annual bonus calculated pursuant to the terms of our existing bonus program, with Mr. Chambers being considered a “Level I” participant for purposes thereof; (iii) a lump sum payment of $250,000 payable upon commencement of Mr. Chamber’s employment in consideration for sums he would have been entitled to, but did not receive, from his prior employer; (iv) a grant under our 2003 Long-Term Stock Incentive Plan, as amended (the “2003 Plan”) of 200,000 nonqualified options to purchase our common stock at an exercise price of $31.00 per share, subject to the terms and conditions set forth in a separate Nonqualified Stock Option Agreement; (v) the right to receive semi-annual grants of additional options to purchase our common stock as a “Level SE1” participant under the 2003 Plan in the discretion of the compensation committee of our board of directors; (vi) a grant of 50,000 shares of our common stock under the 2003 Plan pursuant to the terms of a separate Restricted Stock Agreement; (vii) a special long-term restricted stock award of a number of shares of our common stock having an aggregate fair market value of approximately $2 million, subject to the terms of a separate Restricted Stock Agreement; (viii) health insurance and other benefits available to other members of senior management as well as a car allowance plus reimbursement for automobile insurance and mileage incurred which is related to business use; and (viii) four weeks paid vacation per year.

     The employment agreement also provides for certain payments to be made upon the termination of Mr. Chambers’ employment with us. If Mr. Chambers is terminated for Cause (as defined in the employment agreement) or resigns without “Good Reason” (including the failure to appoint Mr. Chambers to the position of Chief Executive Officer after A. R. Ginn ceases to serve in that capacity and certain other events as defined in the employment agreement), then he will be entitled to receive only salary and benefits earned by him or accrued for his account through the date of his termination. If, however, Mr. Chambers is terminated without Cause or resigns for Good Reason, he will continue to receive his base salary for the term of the employment agreement on the same terms as he received it while an employee. If Mr. Chambers is terminated without Cause or resigns for Good Reason within two years after a Change of Control (as defined in the employment agreement), then he shall receive, within seven days of such termination, a lump-sum payment equal to the present value of all future payments of base salary owed to him under the employment agreement.

     Mr. Chambers is subject to certain confidentiality obligations during and after his employment with us. In addition, Mr. Chambers is subject to certain noncompetition and nonsolicitation provisions for a period equal to three years following the longer of (i) the date of his termination of employment with us and (ii) the end of the period during which Mr. Chambers is entitled to receive compensation payments from us under the employment agreement.

     Medlock Agreement. On October 26, 2004, NCI and Mr. Medlock entered into an Agreement (the “Agreement”) providing that, among other things: (i) until the first to occur of (a) the close of business on April 30, 2005 or (b) the date that a new Chief Financial Officer begins his or her employment with NCI (the “Transition Date”), Mr. Medlock will continue to serve as Executive Vice President, Chief Financial Officer and Treasurer of NCI and all of its subsidiaries unless his employment is terminated earlier as provided in the Agreement and (ii) after the Transition Date, Mr. Medlock will remain an employee of NCI working no more than 120 hours per year until November 1, 2014, unless his employment is terminated earlier as provided in the Agreement (the “Termination Date” and such period of employment from the Transition Date until the Termination Date, the “Advisory Period”). During the Advisory Period, Mr. Medlock will be paid a salary, be eligible for semi-annual awards of restricted stock of NCI as described below and will be eligible to participate in the group health and medical benefit programs (including long-term healthcare coverage, if any, which is made available to employees of NCI) on the same terms available to NCI employees generally. Mr. Medlock will also be entitled to the benefit provided to him under the existing terms of the NCI Supplemental Benefit Plan, as amended and restated on December 12, 2002, based on treating April 30, 2005 as his Retirement Date. Mr. Medlock has agreed to certain covenants regarding non-competition, non-solicitation of employees, disclosure of confidential information and non-disparagement. If Mr. Medlock breaches any of these covenants, he must (i) either return any Restricted Stock Awards (as defined in the next paragraph) granted after October 26, 2004 that have vested, if he still owns them, or pay us the proceeds he received upon selling or transferring them if he does not then own them (assuming the sale or transfer was at fair market value) and (ii) return all unvested Restricted Stock Awards to us.

     From the Effective Date until April 30, 2005, Mr. Medlock will continue to receive his base salary as in effect on the Effective Date and will be eligible for a bonus for NCI’s 2004 fiscal year. Mr. Medlock shall not be eligible for a bonus in future fiscal years unless approved by senior management or the Board in their discretion.

From May 1, 2005 until the Termination Date, Mr. Medlock will receive a base salary of $50,000 per annum. From May 1, 2005 through December 31, 2009, Mr. Medlock shall be eligible for ten semi-annual awards of restricted stock of NCI (“Restricted Stock Awards”) under the 2003 Plan. Each Restricted Stock Award shall be for a number of shares that as of the date of such award has an aggregate fair market value of $25,000. The Restricted Stock Awards shall be subject to vesting terms consistent with such terms under the most recent Restricted Stock Agreement issued to Mr. Medlock, including the provision for full vesting in the event of his death, and shall be subject to all other terms and conditions of the 2003 Plan and award agreements under which the Restricted Stock Awards are granted. Notwithstanding the foregoing, for purposes of determining the exercisability and term of stock options and vesting of restricted stock granted to Mr. Medlock prior to April 30, 2005, Mr. Medlock shall be deemed to have retired effective April 30, 2005, and for purposes of the Restricted Stock Awards granted after April 30, 2005 he shall not be eligible for vesting due to retirement.

     Under the Agreement, if Mr. Medlock is terminated without cause or due to disability, he will be entitled to continued benefits under the Agreement as if no termination had occurred. In the event of his death, salary payments and group health coverage will continue to be provided to his surviving spouse (if any) through the Termination Date. If any successor to all or substantially all of the business or assets of NCI fails to either expressly assume the Agreement or assume it by operation of law, Mr. Medlock shall be entitled to an accelerated cash payout of his remaining salary and the value of his health care benefits, without reduction for early payment, subject to limitations on acceleration imposed by applicable tax law.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of our board of directors is responsible for determining executive compensation. Mr. Breedlove, Mr. Forbes, Mr. Hawk, Mr. Pieper and Mr. Sterling are the only members of the Compensation Committee. None of the Compensation Committee members were at any time during fiscal 2004, or at any other time, an officer or employee of NCI or any of our subsidiaries. No member on the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Report of the Compensation Committee

     The principal elements of compensation provided to executive and other officers — including Mr. A. R. Ginn, our Chairman of the Board and Chief Executive Officer — historically have consisted of a base salary, supplemented with the opportunity to earn a bonus under our annual cash bonus program (“Bonus Program”). The bonus amount is based on the return on operating assets of NCI for the fiscal year, as calculated in accordance with the Bonus Program (“ROA”), except that bonuses of our executive and most senior officers are based on a combination of ROA and minimum increases in earnings per share. Restricted stock awards and option grants under our stock option plan and 2003 Long-Term Stock Incentive Plan also have been utilized as a principal component of compensation. We also have provided supplemental retirement benefits to certain of our executives.

     Under our Bonus Program, Level 1A, 1B and Level 2 participants are eligible for the award of an annual cash bonus equal to a percentage of their respective base salaries, based upon our achievement of both a minimum ROA and a minimum increase in earnings per share for the fiscal year. For fiscal 2004, the Bonus Program provided that no cash bonuses would be awarded to Level 1A, Level 1B or Level 2 participants if both (i) ROA was less than 15% and (ii) earnings per share growth was less than 10%. The percentage of base salary payable as a bonus increases proportionately with increases in the ROA and earnings per share growth achieved, with no cap on the amount of individual bonuses, subject only to a maximum aggregate bonus pool for all employees equal to 15% of the Company’s adjusted pre-tax profit as calculated in accordance with the Bonus Program, before accrual for bonuses.

     In addition, under the Bonus Program, Level 3 and Level 4 participants are eligible for the award of a cash bonus equal to a percentage of their respective base salaries, based upon our achievement of a minimum ROA for the fiscal year. For fiscal 2004, the Bonus Program provided that no cash bonuses would be awarded to Level 3 or Level 4 participants if the ROA was less than 15%. Level 3 participants are classified into five categories based on levels of responsibility and profits generated by the participant’s manufacturing facility. The minimum bonuses for Level 3 participants ranged from 7.5% of base salary to 12.5% of base salary if ROA was 15%. If ROA was in excess of 15%, the bonus for Level 3 participants increased proportionally for each 1% increment of ROA in excess of 15%. Level 4 participants receive a bonus of 6.25% of base salary and an additional 1.875% of base salary for each 1% increment in ROA over 15%. Based on the Company achieving ROA of 25.4% for fiscal 2004 and adjusted growth in earnings per share of 110.5% for fiscal 2004 as compared to fiscal 2003, the Company paid a total of $5.3 million in bonuses to its executive officers, including our Chief Executive Officer, for fiscal 2004 under the Bonus Program.

     We believe that the Bonus Program allows us to provide base compensation to our management group at the low range of comparable rates paid by other companies, in exchange for generous bonuses when warranted by our performance. We also believe that including the achievement of earnings per share growth as an additional bonus criteria for top management provides incentives to maximize stockholder value and growth, while retaining the historical ROA incentive to aggressively manage assets in relation to income and expenses.

     Some members of management also receive benefits under NCI’s supplemental retirement plan, the Management Incentive Plan and the various other arrangements described above under “Employment and Change-in-Control Agreements.” We believe that benefit programs such as these, which address the unique circumstances of executives in light of limitations imposed on benefits payable from qualified welfare, profit-sharing and retirement plans, are critical in attracting and retaining quality executives.

     The Company’s board has adopted and its stockholders have approved the 2003 Long-Term Stock Incentive Plan, an equity based compensation plan that allows us to grant a variety of types of awards, including stock options, restricted stock, stock appreciation rights, performance share awards and phantom stock awards. To date we have utilized only stock options and restricted stock. We believe that stock options and restricted stock align the interests of the Company’s executives with those of its stockholders by encouraging executives to enhance the value of the Company, and hence, the price of the Common Stock and each stockholder’s return. In determining the level of equity-based awards, we considered the 2002 compensation study, the number of shares available for distribution under the program and the overall dilutive effect of the equity-based grants. In determining whether to make equity-based awards to executives, we also consider factors including an executive’s current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those awards would encourage the executive to remain with the Company and the value of the executive’s service to the Company. Taking into account those factors, we have adopted a policy of granting equity-based awards valued at $150,000 for the Chief Executive Officer and with values ranging from $40,000 to $100,000 for other senior executives two times per year to provide continuing incentive for future performance. The number of shares subject to the option granted on each grant date is determined by dividing the dollar value to be granted by the exercise price and rounding to the nearest full share. In addition, the most senior executives, including the Chief Executive Officer, have the option of receiving, in lieu of such option award, a restricted stock award for a number of shares equal to one-half of the option award he otherwise would have received. The restricted stock awards generally vest over a period of four years from the date of grant. In fiscal 2004, we granted a total of 523,751 options to purchase Common Stock and 206,140 restricted shares to executive officers, including our Chief Executive Officer.

CEO Compensation

     Compensation for Mr. A. R. Ginn, the Company’s Chairman and Chief Executive Officer, is determined in the same manner set forth above with regard to executive officers generally. In May 2004 we increased Mr. A.R. Ginn’s compensation in several respects. First, we approved a $100,000 increase in annual base salary for Mr. A. R. Ginn for fiscal 2004, bringing his salary from $500,000 to $600,000 effective June 1, 2004. Second, we determined to grant a special incentive award to Mr. A.R. Ginn of either $2 million in supplemental retirement benefits or 75,000 shares of restricted stock vesting at his retirement, of which Mr. A.R. Ginn selected the restricted stock award. Third, we made a special one-time grant to Mr. A.R. Ginn of options to purchase 300,000 shares of common stock. Fourth, we modified the Bonus Program to create a new Level 1A reserved solely for Chief Executive Officer, and to provide that bonuses for a Level 1A participant would equal two times that of Level 2 participants. Finally, we increased the dollar value of the semi-annual equity grant to the Chief Executive Officer from $100,000 to $150,000. These increases were made primarily based on our opinion that Mr. A.R. Ginn had exhibited outstanding performance in leading the Company through a period of significant difficulty caused by depressed economic conditions, increased competition and extreme volatility in the price of steel. These increases were also based on a third party compensation study we commissioned in 2002, which indicated that Mr. A.R. Ginn’s base salary otherwise would be behind industry averages, and on our desire to provide appropriate differentiation between Mr. A.R. Ginn’s overall compensation package and the compensation package that was offered to Mr. Chambers to induce him to accept a position as the Company’s President and Chief Operating Officer.

Deductibility of Compensation

     We have taken action, where possible and considered appropriate, to preserve the deductibility of compensation paid to the Company’s executive officers. We have also awarded compensation that might not be fully tax deductible when such grants were nonetheless in the best interests of the Company and its shareholders. The Company generally will be entitled to take tax deductions relating to compensation that is performance-based, which may include cash incentives, stock options, restricted stock, and other performance-based awards.

     We will continue to review the Company’s executive compensation practices to determine if elements of executive compensation qualify as “performance-based compensation” under the Internal Revenue Code and will seek to preserve tax deductions for executive compensation to the extent consistent with our determination of compensation arrangements necessary and appropriate to foster achievement of the Company’s business goals.

     This report is submitted by the members of the Compensation Committee.

WILLIAM D. BREEDLOVE
GARY L. FORBES
PHILIP J. HAWK
W. B. PIEPER
JOHN K. STERLING

In accordance with the rules and regulations of the SEC, the above report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative stockholder return on our common stock from November 1999 to the end of the fiscal year ended October 30, 2004 with the cumulative total return on the New York Stock Exchange Index and the Coredata Industry Group 634 - General Building Materials, a peer group. The comparison assumes $100 was invested on November 1, 1999 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends.

In accordance with the rules and regulations of the SEC, the above stock performance chart shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

PROPOSAL TO ADOPT THE 2003 LONG-TERM
STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

     Our board of directors has unanimously adopted a resolution to submit to a vote of our stockholders a proposal to approve our 2003 Long-Term Stock Incentive Plan, as amended and restated, as set forth in Appendix B to this proxy statement. The amendment and restatement of the plan will, among other things, increase the number of shares of common stock reserved for issuance under the plan by approximately 1,100,000 shares of common stock and provide for the ability of the Compensation Committee to grant under the plan performance awards, including performance-based cash awards, which is expected to provide us with enhanced flexibility in crafting tax-efficient compensatory awards. For information on the deductibility of compensation related to awards granted under the plan, see “—Federal Income Tax Consequences — Certain Tax Code Limitations on Deductibility” below. There are currently 1,500,000 shares of common stock reserved for awards under the plan.

     The plan’s purposes remain unchanged and are to:

•	attract and retain the best available personnel;

•	provide additional incentives to employees, directors and consultants;

•	increase the plan participants’ interest in our welfare; and

•	promote the success of our business.

     Our stockholders approved the plan at the annual meeting of stockholders held on March 14, 2003. Our board of directors believes that the plan is achieving its objectives and believes that to continue to carry out its objectives, it is necessary to increase the number of shares of common stock reserved for issuance under the plan.

Summary of the 2003 Long-Term Stock Incentive Plan, as Amended and Restated

     The following summary of the plan, as amended and restated, is qualified by reference to the full text thereof, which is attached as Appendix B to this proxy statement.

General

     The Compensation Committee of our board of directors administers the plan. In the future, the board of directors or other committees may be allocated some or all of the Compensation Committee’s duties. The Compensation Committee consists solely of two or more directors who are independent in accordance with the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act. The Compensation Committee is authorized to:

•	interpret the plan and all awards;

•	establish and amend rules and regulations for the plan’s operation;

•	select recipients of awards;

•	determine the form, amount and other terms and conditions of awards;

•	modify or waive restrictions on awards;

•	amend awards; and

•	grant extensions and accelerate awards.

     Our officers and other employees, directors and consultants, in addition to those of our subsidiaries, are eligible to be selected to participate in the plan. Incentive stock options may be granted only to our employees and employees of our subsidiaries in which we own directly or indirectly more than a 50% voting equity interest. The Compensation Committee has the sole discretion to select participants from among the eligible persons. It is estimated that the total number of persons who are eligible to receive awards under the plan at present would not exceed 200.

     The aggregate number of shares of common stock which may be issued under the plan with respect to awards may not exceed 1,500,000. The plan is being amended and restated to increase this number of shares to 2,600,000. No awards relating to any of these additional 1,100,000 shares will be granted under the plan if the plan, as amended and restated, is not approved by stockholders. The proposed 2,600,000 share limit is subject to adjustment for certain transactions affecting the common stock. Each share issued pursuant to awards of stock options or stock appreciation rights under the plan will reduce the share limit by one full share. Each share issued pursuant to an award of restricted stock, phantom stock or performance share awards granted under the plan on or after the date of stockholder approval will reduce the share limit by 1.5 shares. Lapsed, forfeited or canceled awards will not count against this limit and can be regranted under the plan. No individual may be granted, in any fiscal year, awards under the plan covering or relating to an aggregate of more than 250,000 shares of our common stock. No individual shall receive payment for cash awards made under the plan during any fiscal year aggregating in excess of $5,000,000. The shares issued under the plan may be issued from shares held in treasury or from authorized but unissued shares.

     The plan provides for the grant of:

•	stock options, including incentive stock options and nonqualified stock options;

•	stock appreciation rights, in tandem with stock options or freestanding;

•	restricted stock awards;

•	performance share awards;

•	phantom stock awards; and

•	cash awards.

     The Compensation Committee may grant awards individually, in combination, or in tandem.

     All awards will be evidenced by award agreements, as determined by the Compensation Committee. The award will be effective on the date of grant unless the Compensation Committee specifies otherwise.

     The exercise or measurement price will be at least equal to the fair market value of our common stock. The fair market value generally is determined to be the closing sales price quoted on The New York Stock Exchange on the day preceding the grant of the award.

     Awards will normally terminate on the earlier of (i) 10 years from the date of grant, (ii) 30 days after termination of employment or service for a reason other than death, disability or retirement, (iii) one year after death or (iv) one year (for incentive stock options) or five years (for other awards) after disability or retirement.

     Awards are non-transferable except by disposition on death or to certain family members, trusts and other family entities as the Compensation Committee may approve.

     The Compensation Committee may authorize the assumption of awards granted by other entities that are acquired by us or otherwise.

     Awards may be paid in cash, shares of our common stock or a combination, in lump sum or installments, as determined by the Compensation Committee.

     A participant’s breach of the terms of the plan or the award agreement will result in a forfeiture of the award.

Options

     Options granted under the plan may be:

•	incentive stock options, as defined in the Internal Revenue Code, as amended; or

•	nonqualified options, which do not qualify for treatment as incentive stock options.

     The Compensation Committee selects the recipients of options and sets the terms of the options, including:

•	the number of shares for which an option is granted;

•	the term of the option; and

•	the time(s) when the option can be exercised.

     The Compensation Committee determines how an option may be exercised, whether for cash, securities or a promissory note. Arrangements may also be made, if permitted by law, for same-day-sale and margin account transactions through NASD dealers.

     An option agreement or the Compensation Committee’s procedures may set forth conditions respecting the exercise of an option. The Compensation Committee may in its discretion waive any condition respecting the exercise of any option and may accelerate the time at which any option is exercisable.

     The Compensation Committee has adopted a policy under which it grants options on June 15 and December 15 of each year. Our executive officers and other senior managers receive grants of options to purchase that number of shares having a fair market value ranging from $40,000 to $150,000, with Mr. A.R. Ginn receiving a grant of options to purchase that number of shares having a fair market value of $150,000, Mr. Chambers receiving a grant of options to purchase that number of shares having a fair market value of $100,000, and Messrs. Maddox, Medlock and Kelly R. Ginn each receiving grants of options to purchase that number of shares having a fair market value of $75,000. In addition, certain of our general managers, plant managers and sales managers receive options to purchase that number of shares having a fair market value ranging from $12,500 to $50,000, $7,500 to $15,000 and $7,500 to $15,000, respectively. Also, each new non-employee director receives an initial grant of, at his or her election, either (i) options to purchase 3,000 shares of common stock or (ii) 1,500 restricted shares of common stock. With respect to any stock option award granted to a non-employee director or senior executive officer (a Level 1 or Level 2 participant in the plan), the director or senior executive officer may elect to receive, in lieu of such stock option award, shares of restricted stock at a rate of one share of restricted stock for every two shares of common stock that otherwise would have been granted to him under the stock option grant. Directors are awarded biannual option grants equal to, in each case, $25,000 ($30,000 if a committee chairman) divided by the current stock price. The exercise price is set at the current stock price.

Stock Appreciation Rights

     A stock appreciation right is a grant entitling the participant to receive an amount in cash or shares of common stock or a combination thereof, as the Compensation Committee may determine, in an amount equal to the increase in the fair market value between the grant and exercise dates of the shares of common stock with respect to which the stock appreciation right is exercised. Stock appreciation rights may be granted separately or in tandem with the grant of an option.

     A stock appreciation right granted in tandem with a nonqualified option may be granted either at or after the time of the grant of the nonqualified option. A stock appreciation right granted in tandem with an incentive stock option may be granted only at the time of the grant of the incentive stock option. A stock appreciation right granted in tandem with an option terminates and is no longer exercisable upon the termination or exercise of the related option. The Compensation Committee may set the terms and conditions of stock appreciation rights, subject to the limitations set forth in the plan. At any time it may accelerate the exercisability of any stock appreciation right and otherwise waive or amend any conditions to the grant of a stock appreciation right.

Restricted Stock

     A restricted stock grant entitles the recipient to acquire, at no cost or for a purchase price determined by the Compensation Committee on the date of the grant, shares of our common stock subject to such restrictions and conditions as the Compensation Committee may determine at the time of the grant. The recipient may have all the rights of a stockholder with respect to the restricted stock. These rights include voting and dividend rights, and they are effective as soon as:

•	restricted stock is granted (or upon payment of the purchase price for restricted stock); and

•	issuance of the restricted stock is recorded by our transfer agent.

     A grant of restricted stock will be subject to non-transferability restrictions, repurchase and forfeiture provisions and such other conditions (including conditions on voting and dividends) as the Compensation Committee may impose at the time of grant.

     Any restricted shares cease to be restricted stock and will be deemed “vested” after the lapse of all restrictions. Restrictions lapse, and restricted stock becomes vested, ratably over a minimum period of four years or upon the participant’s death, disability or retirement, the occurrence of a change of control, or other appropriate event as determined by the Compensation Committee.

     If a participant’s employment or service is terminated for any reason prior to shares of restricted stock becoming vested, we have the right, in the discretion of the Compensation Committee, to:

•	repurchase the unvested shares at their purchase price; or

•	require forfeiture of those shares if acquired at no cost.

Performance Share Awards

     The Compensation Committee may grant performance share awards, which are rights to receive shares of our common stock or their cash equivalent based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Compensation Committee may determine. Performance measures may include future performance by the grantee, us or any subsidiary, division or department.

     Payment will be made after the performance period based on the achievement of the performance measures as determined by the Compensation Committee.

Phantom Stock Awards

     The Compensation Committee may grant phantom stock awards, which are rights to receive the fair market value of shares of our common stock, or the increase in the fair market value, during a period of time. The award may vest over a period of time specified by the Compensation Committee. Payment will be made following the prescribed period and may be made in cash, shares of our common stock or a combination as the Compensation Committee determines.

Cash Awards

     The Compensation Committee may grant cash awards, which are bonuses paid in cash that are based solely upon the attainment of one or more performance goals that have been established by the Compensation Committee. The terms, conditions and limitations applicable to any cash awards will be determined by the Compensation Committee.

Performance Awards

     At the discretion of the Compensation Committee, any of the above-described awards may be designated a performance award. Cash awards may only be designated as performance awards. Performance awards will be contingent upon performance measures applicable to a particular period, as established by the Compensation Committee, based upon any one or more of the following:

•	revenue or increased revenue;

•	net income measures (including, but not limited to, income after capital costs, economic profit and income before or after taxes);

•	profit measures (including, but not limited to, gross profit, operating profit, net profit before taxes and adjusted pre-tax profit);

•	stock price measures (including, but not limited to, growth measures and total stockholder return);

•	price per share of common stock;

•	market share;

•	earnings;

•	earnings per share or adjusted earnings per share (actual or growth in);

•	earnings before interest, taxes, depreciation and amortization (EBITDA);

•	earnings before interest and taxes (EBIT);

•	economic value added (or an equivalent metric);

•	market value added;

•	debt to equity ratio;

•	cash flow measures (including, but not limited to, cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities);

•	return measures (including, but not limited to, return on equity, return on assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•	operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);

•	expense measures (including, but not limited to, overhead costs and general and administrative expense);

•	changes in working capital;

•	margins;

•	stockholder value;

•	total stockholder return;

•	proceeds from dispositions;

•	total market value;

•	customer satisfaction or growth;

•	employee satisfaction; and

•	corporate values measures (including ethics compliance, environmental and safety).

     Such performance measures may apply to the grantee, to one or more business units, divisions or subsidiaries of our company or the applicable sector of the company, or to our company as a whole. Goals may also be based upon performance relative to a peer group of companies. The Compensation Committee may modify or waive the performance goals or conditions to the granting or vesting of a performance award unless the performance award is intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally disallows deductions for compensation in excess of $1 million for some executive officers unless the awards meet the requirements for being performance-based.

Provisions Relating To A Change In Control, Death, Disability And Retirement

     The plan provides certain benefits in the event of a change in control. A change in control is deemed to have occurred if:

•	any person acquires beneficial ownership of 20% or more of our voting securities;

•	as a result of, or in connection with, a tender or exchange offer, merger or other business combination, there is a change in the composition of a majority of our Board of Directors;

•	we merge or consolidate with, or transfer substantially all of our assets to, another corporation, after which less than 50% of the voting securities of us or the surviving entity outstanding immediately thereafter is owned by our former stockholders; or

•	a tender or exchange offer results in the acquisition of 30% or more of our outstanding voting securities.

     Upon the occurrence of a change in control, or a participant’s death, disability or retirement, all outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse, unless the related agreements provide otherwise.

Other Modifications

     In the event of specified changes in our capital structure, the Compensation Committee will have the power to adjust the number and kind of shares authorized by the plan (including any limitations on individual awards) and the number, option price or kinds of shares covered by outstanding awards. The Compensation Committee will also have the power to make other appropriate adjustments in awards under the plan.

Federal Income Tax Consequences

     The Internal Revenue Code provides that a participant receiving a nonqualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a nonqualified option to the extent that the fair market value of the common stock on the date of exercise exceeds the option price. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we are entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. When the participant sells the shares acquired pursuant to a nonqualified option, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for us.

     The grant of an incentive stock option does not result in taxable income to a participant. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Internal Revenue Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the common stock acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands.

     The statutory holding period lasts until the later of:

•	two years from the date the option is granted; and

•	one year from the date the common stock is transferred to the participant pursuant to the exercise of the option.

     If the employment and statutory holding period requirements are satisfied, we may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the common stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the participant is the lesser of:

•	the fair market value of the common stock on the date of exercise minus the option price; and

•	the amount realized on disposition minus the option price.

     Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the participant’s hands. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, in the case of a disqualifying disposition, we are entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the participant.

     The exercise of an option through the exchange of previously-acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same tax basis and, for capital gain purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income, taxed as compensation. The excess shares will have a new holding period for capital gains purposes and a tax basis equal to the value of such shares determined at the time of exercise. If the tendered shares were acquired through the prior exercise of an incentive stock option and do not satisfy the statutory two-year and one-year holding periods (“disqualified shares”), then the tender will result in compensation income to the optionee taxed as ordinary income equal to the excess of the fair market value of the disqualified shares, determined when the prior incentive stock option was exercised, over the exercise price of the disqualified shares. The optionee will increase his tax basis in the number of shares received on exercise equal to the number of shares of disqualified shares tendered by the amount of compensation income recognized by the optionee with respect to the disqualified shares. Generally, the federal income tax consequences to the optionee are similar to those described above relating to the exercise of an option through the exchange of non-disqualified shares.

     If an optionee exercises an option through the cashless exercise method by authorizing a broker designated by the Company to sell a specified number of the shares to be acquired through the option exercise having a market value equal to the sum of the option exercise plus any transaction costs (the “cashless shares”), the optionee should be treated as constructively receiving the full amount of option shares, followed immediately by a sale of the cashless shares by the optionee. In the case of an incentive stock option, the cashless exercise method would result in the cashless shares becoming disqualified shares and taxed in a manner described above for disqualified shares.

     In the case of a nonqualified option, the cashless exercise method would result in compensation income to the optionee with respect to both the cashless shares and remaining option shares as discussed above relating to nonqualified options. Since the optionee’s tax basis in the cashless shares that are deemed received and simultaneously sold on exercise of the option is equal to the sum of the exercise price and the compensation to the optionee, no additional gain should be recognized by the optionee upon the deemed sale of the cashless shares.

     Under Section 83(b) of the Internal Revenue Code, an employee may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the employee. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares, assuming that the shares represent a capital asset in the hands of the employee. An employee makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the employee. If a Section 83 election is properly made, the employee will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the employee will recognize ordinary income, taxable as compensation, in an amount equal to the excess of the fair market value of the common stock on the date of lapse over the amount paid, if any, by the employee for the stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the employee’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss, assuming that the shares represent a capital asset in the hands of the employee.

     Generally, an employee will not recognize any taxable income upon the grant of stock appreciation rights, performance shares, phantom stock or a cash award. At the time the employee receives the payment for the stock appreciation right, performance shares, phantom stock or cash award, the fair market value of shares of common stock or the amount of any cash received in payment for such awards generally is taxable to the employee as ordinary income, taxable as compensation.

     Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we or one of our subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards under the plan.

     The exercisability of an option or a stock appreciation right, the payment of performance share or phantom stock awards or the elimination of restrictions on restricted stock, may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a change in control. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be a parachute payment. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Internal Revenue Code. We will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

Certain Tax Code Limitations on Deductibility

     Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1.0 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by stockholders. We have structured and intend to implement the plan so that resulting compensation would be performance-based compensation. To allow us to qualify the compensation, we are seeking stockholder approval of the plan and the material terms of the related performance goals. However, we may, in our sole discretion, determine that in one or more cases it is in our best interests not to satisfy the requirements for the performance-based exception.

Effect of American Jobs Protection Act of 2004

     On October 22, 2004, the American Jobs Creation Act of 2004 (H.R. 4520) (“AJCA”) was signed into law by the President. The AJCA significantly alters the rules relating to the taxation of deferred compensation.

     The AJCA adds a new Section 409A to the Internal Revenue Code, which generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income as a result of not complying with the new Section 409A are increased by an interest component as specified by statute, and the amounts included in income are also subject to a 20% excise tax. In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax.

     The AJCA is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain awards under the Plan. The new Section 409A is effective with respect to amounts deferred after December 31, 2004, but may also apply to amounts deferred earlier under arrangements which are materially modified after October 3, 2004. The Treasury Department has provided interim guidance on transition issues and the meaning of various provisions of new Section 409A and is expected to provide additional guidance in calendar year 2005. We intend that awards under the plan satisfy the requirements of Section 409A to avoid the imposition of excise taxes thereunder.

     THE ABOVE SUMMARY OF THE EXPECTED EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN OUR PLAN IS NOT COMPLETE, AND WE RECOMMEND THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE ABOVE SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS, WHICH ARE SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE OR LOCAL LAW IS NOT COVERED IN THE ABOVE SUMMARY.

New Plan Benefits

     Participation in the 2003 Long-Term Stock Incentive Plan is determined on an individual basis by the Compensation Committee from time to time. Accordingly, future benefits under the equity plan are not determinable.

     The Compensation Committee has adopted a policy under which it grants options on June 15 and December 15 of each year. Our executive officers and other senior managers receive grants of options to purchase that number of shares having a fair market value ranging from $40,000 to $150,000, with Mr. A.R. Ginn receiving a grant of options to purchase that number of shares having a fair market value of $150,000, Mr. Chambers receiving a grant of options to purchase that number of shares having a fair market value of $100,000, and Messrs. Maddox, Medlock and Kelly R. Ginn each receiving grants of options to purchase that number of shares having a fair market value of $75,000. In addition, certain of our general managers, plant managers and sales managers receive options to purchase that number of shares having a fair market value ranging from $12,500 to $50,000, $7,500 to $15,000 and $7,500 to $15,000, respectively. Also, each new non-employee director receives an initial grant of, at his or her election, either (i) options to purchase 3,000 shares of common stock or (ii) 1,500 restricted shares of common stock. With respect to any stock option award granted to a non-employee director or senior executive officer (a Level 1 or Level 2 participant in the plan), the director or senior executive officer may elect to receive, in lieu of such stock option award, shares of restricted stock at a rate of one share of restricted stock for every two shares of common stock that otherwise would have been granted to him under the stock option grant. Directors are awarded biannual option grants equal to, in each case, $25,000 ($30,000 if a committee chairman) divided by the current stock price. The exercise price is set at the current stock price.

     Option grants to each of our named executive officers for fiscal year 2004 are set forth above under “Executive Compensation — Option Grants During 2004 Fiscal Year.” For fiscal year 2004, (i) executive officers as a group acquired 206,816 shares of our restricted common stock and options to purchase 523,984 shares of our common stock; (ii) non-executive employees as a group acquired 51,000 shares of our restricted common stock and options to purchase 146,543 shares of our common stock; and (iii) non-executive directors as a group acquired 6,271 shares of our restricted common stock and options to purchase 4,851 shares of our common stock.

SECURITIES RESERVED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table sets forth the number of shares of our common stock reserved for issuance under our equity compensation plans as of the end of fiscal 2004:

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan Category	and rights	and rights	(a))
	(a )	(b )	(c)
Equity compensation plans approved by security holders	1,592,634	$22.77	374,322
Equity compensation plans not approved by security holders	—	—	—
Total	1,592,634		374,322

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE 2003 LONG-TERM STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED.

BOARD OF DIRECTORS

Independence and Meetings

     We have a majority of independent directors on our board of directors as required by the listing standards of the New York Stock Exchange. Our board of directors has determined, after considering all of the relevant facts and circumstances, that Messrs. Breedlove, Forbes, Hawk, Lukens, Martinez, Pieper and Sterling are independent from our management, as “independence” is defined by the rules and regulations of the SEC and the listing standards of the New York Stock Exchange. This means that none of the independent directors have any direct or indirect material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Until May 2004, Mr. Sterling was a general partner in the law firm of Gardere Wynne Sewell LLP and served in an of counsel position with Gardere until his resignation from the firm effective upon his election to our board of directors. Mr. Sterling’s spouse is currently, and was at all times during our 2004 fiscal year, a general partner at Gardere. During our 2004 fiscal year, we retained Gardere as our outside counsel, and Gardere continues to represent us on a few select matters. Our board of directors has determined that, notwithstanding our prior and current relationship with Gardere, Mr. Sterling is “independent” as such term is defined in the rules and regulations of the SEC and by the listing standards of the New York Stock Exchange. In making such determination, the board of directors considered the independent nature that Mr. Sterling had exhibited during his many years as outside counsel to the Company, the fact that Mr. Sterling resigned from all positions with Gardere effective upon his election to the board, and the fact that the retirement payments to Mr. Sterling from Gardere are fixed payments not affected by any potential ongoing engagement of Gardere as counsel for the Company.

     Our board of directors met seven times during the fiscal year ended October 30, 2004. Mr. Lukens is the only director who attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the board on which he served (during the periods that he served). It is our policy to schedule a meeting of the board of directors on the date of the annual meeting and we encourage all of our directors to attend that meeting. All of our current directors attended last year’s annual meeting, other than Mr. Hawk and Mr. Sterling, neither of whom were directors at the time of that meeting, although Mr. Sterling did attend in his capacity as our legal counsel.

     Non-management directors have regularly scheduled executive sessions in which non-management directors meet without the presence of management. These executive sessions occur before or after regularly scheduled meetings of our board of directors. The presiding director of these executive sessions is the Chairman of the Nominating and Corporate Governance Committee, currently Mr. Pieper. For information on how you can communicate with our non-management directors, please see “Communications With Our Board.”

Board Committees

     Our board of directors currently has appointed four committees — the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Executive Committee

     The Executive Committee is generally authorized to act on behalf of our board of directors between scheduled meetings of our board of directors to the fullest extent permitted by Delaware corporate law; provided, however, that the Executive Committee does not have the authority to commit over $5.0 million of our resources with respect to a single matter or an aggregate of $10.0 million for all matters between regularly scheduled meetings, approve amendments to our charter or by-laws or approve specified extraordinary corporate transactions. For a complete description of the authority of the Executive Committee and the limits on that authority, please see the Corporate Governance Guidelines adopted by our board of directors, a copy of which is included as Appendix A to this proxy statement and is also available on our website at www.ncilp.com under the heading “Investor Relations - Corporate Governance.”

     During fiscal 2004, the members of the Executive Committee were Mr. Forbes, Mr. Chambers (starting in April 2004) and Mr. A.R. Ginn, with Mr. A.R. Ginn serving as Chairman. The Executive Committee met seventeen times during the fiscal year ended October 30, 2004.

Audit Committee

     The Audit Committee is responsible for engaging and discharging the independent auditors and for monitoring audit functions and procedures. The Audit Committee provides assistance to the board of directors regarding the corporate accounting and reporting practices of NCI and the quality and integrity of its financial reports. The members of the Audit Committee are Mr. Forbes, Mr. Hawk, Mr. Lukens and Mr. Martinez, with Mr. Forbes serving as Chairman. The Audit Committee met four times during the fiscal year ended October 30, 2004.

     The Audit Committee is comprised solely of directors who are not our officers or employees and whom our board of directors has determined have the requisite financial literacy to serve on the Audit Committee and are “independent” under the standards of the New York Stock Exchange and the rules and regulations of the SEC.

     In accordance with the rules and regulations of the SEC, the above paragraph regarding the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

     Our board of directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Gary L. Forbes, the Chairman of our Audit Committee, is the sole “audit committee financial expert” on the Audit Committee.

     The Audit Committee operates under an Audit Committee Charter adopted by our board of directors, a copy of which is available on our website at www.ncilp.com under the heading “Investor Relations - Corporate Governance.”

Compensation Committee

     The Compensation Committee is responsible for reviewing and making recommendations to our board of directors on all matters relating to compensation and benefits provided to executive management. The members of the Compensation Committee are Mr. Breedlove, Mr. Forbes, Mr. Hawk, Mr. Pieper and Mr. Sterling, with Mr. Breedlove serving as Chairman. The Compensation Committee met seven times during the fiscal year ended October 30, 2004.

     The Compensation Committee is comprised solely of directors who are not our officers or employees and whom our board of directors believes are “independent” under the standards of the New York Stock Exchange and the rules and regulations of the SEC.

     The Compensation Committee operates under a Compensation Committee Charter adopted by our board of directors, a copy of which is available on our website at www.ncilp.com under the heading “Investor Relations - Corporate Governance.”

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee is responsible for reviewing and interviewing qualified candidates to serve on our board of directors and to make nominations to fill vacancies on our board of directors and to select the management nominees for the directors to be elected by our stockholders at each annual meeting. In addition, the Nominating and Corporate Governance Committee is responsible for evaluating, implementing and overseeing the standards and guidelines for the governance of the Company, including monitoring compliance with those standards and guidelines, as well as overseeing succession planning and evaluating the performance of our board of directors. The members of the Nominating and Corporate Governance Committee are Mr. Breedlove, Mr. Lukens, Mr. Martinez, Mr. Sterling, and Mr. Pieper, with Mr. Pieper serving as the Chairman. The Nominating and Corporate Governance Committee met four times during the fiscal year ended October 30, 2004.

     The Nominating and Corporate Governance Committee is comprised solely of directors who are not our officers or employees and whom our board of directors believes are “independent” under the standards of the New York Stock Exchange and the rules and regulations of the SEC.

     The Nominating and Corporate Governance Committee operates under a Nominating and Corporate Governance Committee Charter adopted by our board of directors, a copy of which is available on our website at www.ncilp.com under the heading “Investor Relations — Corporate Governance.” Our Corporate Governance Guidelines adopted by our board of directors, a copy of which is included as Appendix A to this proxy statement, include the criteria our board of directors believes are important in the selection of director nominees.

     Our board of directors believes that a nominee for director should be, about to be or have been a senior manager, chief operating officer, chief financial officer or chief executive officer of a relatively complex organization such as a corporation, university, foundation or governmental entity or unit or, if in a professional or scientific capacity, be accustomed to dealing with complex problems, or otherwise have obtained and excelled in a position of leadership. In addition, directors and nominees for director should have the education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom and vision to exercise sound, mature judgments on a macro and entrepreneurial basis and should have high personal and professional ethics, strength of character, integrity and values. Directors and nominees for director also should be free and willing to attend regularly scheduled meetings of our board of directors and its committees and otherwise able to contribute a reasonable amount of time to our affairs, with participation on other boards of directors encouraged to provide breadth of experience to our board of directors. The age at the time of election of any nominee for director should be such to assure a minimum of three years of service as a director.

     In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee first looks at the overall size and structure of our board of directors to determine the need to add or remove directors and to determine if there are any specific qualities or skills that would complement the existing strengths of our board of directors.

     The Nominating and Corporate Governance Committee uses multiple sources for identifying and evaluating nominees for directors including referrals from our current directors and management, as well as input from third party executive search firms. The Chairman of the Nominating and Corporate Governance Committee and our Chairman of the Board will then interview qualified candidates. Qualified candidates are then invited to meet the remaining members of the Nominating and Corporate Governance Committee. The remaining directors also have an opportunity to meet and interview qualified candidates. The Nominating Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the board of directors that a candidate be nominated to our board of directors.

     With respect to Mr. Hawk and Mr. Sterling, who are being submitted to our stockholders for election as directors for the first time at the annual meeting, Mr. Hawk was recommended to the Nominating and Corporate Governance Committee by Mr. Pieper, and Mr. Sterling was recommended to the Nominating and Corporate governance Committee by Mr. A.R. Ginn as a result of Mr. Sterling’s long time relationship with us as our outside counsel.

     The Nominating and Corporate Governance Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the Nominating and Corporate Governance Committee in care of our Chairman of the Board and Secretary at our address set forth on page 1 of this proxy statement. To be considered by the Nominating and Corporate Governance Committee, stockholder nominations must be submitted before our fiscal year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by our stockholders will be evaluated in the same manner as any other nominee for director.

     Nominations by stockholders may also be made at an annual meeting of stockholders in the manner provided in our by-laws. Our by-laws provide that a stockholder entitled to vote for the election of directors may make nominations of persons for election to our board of directors at a meeting of stockholders by complying with required notice procedures. Nominations must be made by written notice and the notice must be received at our principal executive offices not less than 75 or more than 85 days before any annual meeting of stockholders. If, however, notice or prior public disclosure of an annual meeting is given or made less than 75 days before the date of the annual meeting, the notice must be received no later than the 10th day following the date of mailing of the notice of the annual meeting or the date of public disclosure of the date of the annual meeting, whichever is earlier.

     The notice must specify:

•	as to each person the stockholder proposes to nominate for election or re-election as a director:

—	the name, age, business address and residence address of the person;

—	the principal occupation or employment of the person;

—	the class and number of shares of our capital stock that are owned of record or beneficially by the person; and

—	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act; and

•	as to the stockholder giving the notice:

—	the name and record address of the stockholder and any other stockholder known to be supporting the nominee; and

—	the class and number of shares of our capital stock that are owned of record or beneficially by the stockholder making the nomination and by any other supporting stockholders.

     We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Compensation of Directors

     Directors of NCI who are employees of NCI do not receive compensation as directors. We pay non-employee directors (i) an annual fee of $20,500 plus expenses incurred to attend and/or participate in meetings, (ii) a board meeting fee of $3,000 for each meeting of our board of directors attended, and (iii) a committee meeting fee of $1,500 for each committee meeting attended, but only if the committee meeting is held on a day on which there is no meeting scheduled for the entire board of directors. The Chairman of our Audit Committee, Mr. Forbes, receives an additional $5,000 per annum. In addition, each non-employee director receives grants of options to purchase that number of shares having a fair market value of $30,000 (if the non-employee director serves as the chairman of a committee) or $25,000 (if the non-employee director does not serve as the chairman of a committee) under our 2003 Long-Term Stock Incentive Plan on June 15 and December 15 of each year, provided, that the non-employee director has served as a director for at least six months. Alternatively, directors who notify us in writing may elect to receive all or part of their semi-annual stock option grants in the form of a restricted stock award at a rate of one share of restricted stock to be issued for every two shares of common stock that otherwise would have been granted to them under the stock option grants. In addition, upon election to our board of directors, each new non-employee director will receive an initial grant of, at his or her election, either (i) options to purchase 3,000 shares of common stock or (ii) 1,500 restricted shares of common stock.

CORPORATE GOVERNANCE

     Our board of directors has adopted Corporate Governance Guidelines to address significant corporate governance issues, a copy of which is included as Appendix A to this proxy statement. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, board of director composition, director compensation and management and succession planning. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our board of directors any changes to the guidelines. During fiscal 2003, our board of directors also amended and restated the Audit Committee Charter to take into account new rules and regulations adopted by the SEC and the New York Stock Exchange and adopted new charters for the Compensation Committee and the Nominating and Corporate Governance Committee as required by the New York Stock Exchange. You may obtain a copy of all of our board committee charters and our Corporate Governance Guidelines, free of charge, from our website at www.ncilp.com under the heading “Investor Relations - Corporate Governance”.

     In December 2003, pursuant to Rule 303A.10 of the New York Stock Exchange Listed Company Manual, our board of directors adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics, which also meets the requirements of a code of ethics under Item 406 of Regulation S-K, is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. The Code of Business Conduct and Ethics covers topics, including but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. Our Code of Business Conduct and Ethics is available, free of charge, on our website, along with other corporate governance information, at www.ncilp.com under the heading “Investor Relations - Corporate Governance”. You may also obtain a copy by writing to Investor Relations Administrator, NCI Building Systems, Inc., 10943 North Sam Houston Parkway West, Houston, Texas 77064.

     Waivers from our Code of Business Conduct and Ethics are discouraged, but any waivers from the Code of Business Conduct and Ethics that relate to our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions or any other executive officer or director must be approved by our Nominating and Corporate Governance Committee, which is composed solely of directors whom we believe are independent of management, and will be posted on our website at www.ncilp.com within four business days of any such waiver.

COMMUNICATIONS WITH OUR BOARD

     Any stockholder or interested party who wishes to communicate with our board of directors or any specific directors, including non-management directors, may write to:

Board of Directors
NCI Building Systems, Inc.
10943 North Sam Houston Parkway West
Houston, TX 77064

     Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the Chairman of the Audit Committee for review);

•	attempt to handle the inquiry directly, for example where it is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our board of directors or an individual director; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic (in accordance with the explicit instructions of our non-management directors).

     At each meeting of the board of directors, our Chairman of the Board will present a summary of all communications received since the last meeting of the board of directors that were not forwarded and will make those communications available to any director on request.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. These persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of the forms received by us with respect to fiscal 2004, or written representations from the reporting persons, none of these reporting persons was late with respect to any required filings, except for (i) Mr. A.R. Ginn who was late with respect to one filing on Form 4 relating to two transactions (a grant of options and a grant of restricted stock made simultaneously) and (ii) Mr. Forbes who was late with respect to one filing on Form 4 relating to one sale transaction (in which the order was executed at four different prices).

TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES

     With respect to transactions between us and Messrs. A.R. Ginn, Chambers, Maddox, Medlock and Kelly Ginn, please see “Executive Compensation—Employment and Change-in-Control Agreements.”

     Until May 2004, Mr. Sterling was a general partner in the law firm of Gardere Wynne Sewell LLP and served in an of counsel position with Gardere until his resignation from the firm in October 2004 concurrently with his election to our board of directors. Mr. Sterling’s spouse also was a partner at Gardere in fiscal 2004. During our 2004 fiscal year, we retained Gardere as our outside counsel, and Gardere continues to represent us on a few select matters.

AUDIT COMMITTEE AND AUDITORS

Report of the Audit Committee

     We have reviewed and discussed the audited financial statements of NCI for fiscal 2004 with management. We also have discussed the audited financial statements with Ernst & Young LLP, NCI’s independent registered public accountants. Our discussions with Ernst & Young LLP included, among other things, discussions relating to those topics set forth in the “Codification of Statements on Auditing Standards, AU§380, Communication with Audit Committees or Others with Equivalent Authority and Responsibility”, including but not limited to, the auditor’s responsibility under generally accepted auditing standards, the processes used by our management in formulating accounting estimates, significant adjustments made during the audit, any disagreements with our management and any difficulties encountered by the independent auditors in performing the audit. We also reviewed written disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and relating to any and all relationships between it and NCI, and we discussed with Ernst & Young LLP any relationship that might affect the objectivity or independence of Ernst & Young LLP. Based on those discussions, we are not aware of any relationship between Ernst & Young LLP and NCI that affects the objectivity or independence of Ernst & Young LLP.

     Based on those discussions and review, we recommended to the board of directors that the audited financial statements for fiscal 2004 be included in NCI’s 2004 Annual Report to Stockholders. We anticipate that we will select and retain Ernst & Young LLP as NCI’s independent auditors for fiscal 2005, although we have not yet taken any official action.

     We also reviewed and discussed the fees paid to NCI’s independent auditors during fiscal 2004 for audit and non-audit services, which fees and services are described below under the title “Our Independent Auditors and Fees,” and have determined that the provision of the non-audit services and the fees that we pay for them are compatible with maintaining Ernst & Young LLP’s independence.

     This report is submitted by the members of the Audit Committee.

GARY L. FORBES
PHILIP J. HAWK
MAX L. LUKENS
GEORGE MARTINEZ

In accordance with the rules and regulations of the SEC, the above report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

Our Independent Registered Public Accounting Firm and Audit Fees

     Ernst & Young LLP served as our independent registered public accountants for fiscal 2004. A representative of Ernst & Young LLP is expected to attend our annual meeting and will have the opportunity to make a statement if he so desires and will be available to answer appropriate stockholder questions.

     Audit Fees. We paid Ernst & Young LLP $500,900 during fiscal 2004 and $343,550 during fiscal 2003 for its independent audit of our annual financial statements, review of the financial statements contained in our quarterly reports on Form 10-Q and assistance regarding other SEC filings. All of the audit services provided to us by Ernst & Young LLP during fiscal 2004 and fiscal 2003 were pre-approved by the Audit Committee.

     Audit-Related Fees. We paid Ernst & Young LLP $37,000 during fiscal 2004 and $60,000 during fiscal 2003 for other services that are reasonably related to its audit and review of our financial statements, including reviews of internal control design and operation and assistance in evaluating the requirements of the Sarbanes-Oxley Act of 2002. All of the audit-related services provided to us by Ernst & Young LLP during fiscal 2004 and fiscal 2003 were pre-approved by the Audit Committee.

     Tax Fees. We paid Ernst & Young LLP $46,690 during fiscal 2004 and $136,577 during fiscal 2003 for its professional services related to federal and state tax compliance, tax advice and tax planning. All of these services are permitted non-audit services. All of the tax-related services provided to us by Ernst & Young LLP for fiscal 2004 and fiscal 2003 were pre-approved by the Audit Committee.

     All Other Fees. Except as described above, we did not pay Ernst & Young LLP any other fees during fiscal 2004 and fiscal 2003.

Pre-Approval Policies and Procedures for Audit and Non-Audit Services

     The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services for us by Ernst & Young LLP. These policies and procedures provide that the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst & Young LLP, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee before the completion of the audit. In pre-approving all audit services and permitted non-audit services, the Audit Committee or a delegated member must consider whether the provision of the permitted non-audit services is comparable with maintaining the independence of Ernst & Young LLP and its status as our independent auditors.

     The Audit Committee also delegated to independent director Mr. Gary Forbes the authority to consider and approve management proposals for the engagement of Ernst & Young LLP to perform certain permitted non-audit services for fees of up to an aggregate of $100,000 between quarterly meetings of the Audit Committee; provided that those pre-approvals are presented to the entire Audit Committee at its then next regularly scheduled meeting.

ADDITIONAL INFORMATION

Stockholder Proposals for 2005 Annual Meeting

     In order for stockholder proposals to have been properly submitted for presentation at our annual meeting, we must have received notice prior to October 8, 2004 (the 120th day prior to February 5th which is the date in 2004 that last year’s proxy was mailed to you). We received no such notice, and therefore no stockholder proposals will be presented at our annual meeting.

Stockholder Proposals for Fiscal Year 2005 Proxy Statement

     If you wish to present a proposal for inclusion in our proxy material for consideration at our annual meeting to be held in 2006, you must submit the proposal in writing to our Secretary at the address shown on the first page of this proxy statement not later than October 7, 2005 (the 120th day prior to February 4th which is the date in 2005 that this year’s proxy was mailed to you). That proposal must comply with Section 8 of Article II of our by-laws and, if it is to be included in our proxy materials, Rule 14a-8 under the Exchange Act. Our by-laws require our board of directors or the presiding officer of the annual meeting to reject any proposal submitted for that meeting after October 7, 2005. An untimely or noncomplying proposal will be rejected.

Delivery of Proxy Statement

     Effective in December 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies. This year, a number of brokers with accountholders who are NCI stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to us at NCI Building Systems, Inc., Attention: Investor Relations Administrator, 10943 North Sam Houston Parkway West, Houston, Texas 77064 or call Donnie Humphries at 281-897-7788. The Company will promptly deliver a separate copy to you upon request.

MISCELLANEOUS

     Our board of directors knows of no business other than that described above to be transacted at our annual meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on those matters.

     The information contained in the proxy statement relating to the occupations and security holdings of our directors and officers and their transactions with us is based upon information received from the individual directors and officers. Unless otherwise indicated, all information relating to any beneficial owner of more than 5% of our common stock is based upon information contained in reports filed by that owner with the SEC.

     The 2004 Annual Report to Stockholders for the fiscal year ended October 30, 2004, which includes our financial statements and accompanies this proxy statement, does not form any part of the materials for the solicitation of proxies. You may obtain a copy of (i) our Annual Report to Stockholders and (ii) our Annual Report on Form 10-K for the fiscal year ended October 30, 2004, in each case, including any financial statements and schedules and exhibits thereto without charge by submitting a written request to Mr. Donnie R. Humphries, Secretary, NCI Building Systems, Inc., 10943 North Sam Houston Parkway West, Houston, Texas 77064.

By Order of the Board of Directors

Donnie R. Humphries
Secretary
Houston, Texas February 4, 2005

APPENDIX A

NCI BUILDING SYSTEMS, INC.

Corporate Governance Guidelines

[Amended and Restated as of December 9, 2004]

The Board of Directors (the “Board”) of NCI Building Systems, Inc. (the “Company”) has adopted these guidelines to promote the effective functioning of the Board and its committees.

1.	Director Qualification and Board Composition

(a)	Independence: The Board will consist of a majority of non-employee directors who meet the criteria for independence set by the New York Stock Exchange (“NYSE”) and any other applicable rules and regulations. The Nominating and Corporate Governance Committee of the Board is responsible for annually evaluating whether members qualify as independent under applicable standards. During the year, directors are expected to inform the Nominating and Corporate Governance Committee of any material changes in their circumstances or relationships that may impact their designation by the board as independent so that it may re-evaluate the director’s independent status. The Board will affirmatively determine that a director has no material relationship with the Company.

(b)	Board Size: The Board has the authority under the Company’s Amended and Restated By-Laws (the “By-Laws”) to set the number of directors. The Board believes that six to ten people is an appropriate size based on the Company’s present circumstances. The Board will periodically evaluate whether a larger or smaller number of directors would better serve the Company.

(c)	Board Election and Vacancies: The Company’s Board is divided into three classes who serve staggered terms. One class of directors is elected annually by the Company’s stockholders to serve a three-year term, except as noted below. Each year, at the Company’s annual meeting of stockholders, the Board recommends a class of directors for election by the stockholders. The Board’s recommendations are based on the recommendation of the Nominating and Corporate Governance Committee as to the suitability of each individual to serve as a director of the Company, taking into account the membership criteria set forth herein.

The Board may fill vacancies in existing or new director positions based on the recommendation of the Nominating and Corporate Governance Committee. Such directors elected by the Board serve only until the next election of directors unless elected by the stockholders to a further term at that time.

(d)	Board Membership Criteria: The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics that the Board seeks in Board members, including without limitation, the characteristics attached hereto as Exhibit A, as well as the composition of the Board as a whole. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending the Board candidates for membership on the Board. The entire Board shall have [mal approval of all Board candidates.

(e)	Term Limits; Mandatory Retirement: The Board does not believe it should limit the number of terms for which an individual may serve as a director. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies and objectives. The Board believes that, as an alternative to term limits, it can ensure that the Board continues to evolve and adopt new viewpoints through the evaluation and nomination

APPENDIX A

process described in these guidelines. Under the Company’s By-Laws, no director may stand for election as a director if, on the date of the next succeeding any annual or special meeting held for the purpose of electing directors, such person shall have reached the age of 72.

(f)	Limitation on Other Board Service: The Board does not believe that its members should be prohibited from serving on boards and/or committees of other organizations, and the Board has not adopted any guidelines limiting such activities; provided, however, that members of the Company’s Audit Committee may not simultaneously serve on the audit committee of more than two other public companies without prior review and approval of the Board (with proper disclosure of such approval to the fullest extent required by the rules and regulations of the NYSE). The Nominating and Corporate Governance Committee and the Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations to Company stockholders. Service on boards and/or committees of other organizations should be consistent with the Company’s conflict of interest policies set forth in the Company’s Code of Business Conduct and Ethics.

2.	Director Responsibilities

(a)	Responsibilities: The director’s primary responsibility is to provide effective governance over the Company’s affairs for the benefit of its stockholders. In all actions taken by a director, the director is expected to exercise his or her business judgment in what he or she believes to be in the best interests of the Company. In discharging this obligation, directors are entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors.

(b)	Attendance at Meetings: The Board has five regularly scheduled meetings per year. The Chairman of the Board shall distribute to each director a calendar of the regularly scheduled Board meetings before the start of each calendar year. Special meetings are called as necessary. It is the responsibility of the directors to attend the meetings. In addition, members of the Board are expected to attend the Company’s Annual Planning Conference, at which long-term strategic and business plans will be reviewed.

(c)	Executive Sessions: The independent directors will meet in executive sessions without the Company’s management before or after each of the Board’s regularly scheduled meetings. The Chairman of the Nominating and Corporate Governance Committee shall serve as the presiding director at each executive session of the independent directors. The name of the presiding director will be disclosed in the manner required by the NYSE and applicable federal securities laws.

The Audit Committee will maintain procedures for interested parties to communicate directly with the non-employee directors, both on a confidential and non-confidential basis. These procedures will be published in the Company’s proxy statement for each annual meeting of stockholders and posted on the Company’s internet website.

(d)	Selection of Agenda: The Chairman of the Board establishes the agenda for each Board meeting, although other Board members are free to suggest items for inclusion on the agenda. Each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

(e)	Distribution of Materials: In advance of each Board or Committee meeting, an agenda will be distributed to each member. In addition, to the extent feasible or appropriate, information and data important to the members’ understanding of the matters to be considered, including background summaries of presentations to be made at the meeting, will be distributed in advance of the meeting. Directors shall also routinely receive internal financial statements, earnings reports, press releases, analyst reports, copies of filings made with the Securities and Exchange Commission and other information designed to keep them informed of the material aspects of the Company’s business, performance and prospects.

APPENDIX A

(f)	Board Committees: The Board has established the following committees to assist the Board in discharging its responsibilities:

•	Audit Committee

•	Compensation Committee

•	Nominating and Corporate Governance Committee

•	Executive Committee

•	Operating Committee

The Audit, Compensation and Nominating and Corporate Governance Committees each have Charters establishing their authority and responsibilities. The current Charters of these committees shall be published on the Company’s website.

During the intervals between Board meetings, the Executive Committee shall, except as otherwise provided by the By-Laws and Delaware corporate law, have and may exercise all the powers and authority of the Board in the management of the Company’s business. The Executive Committee is hereby authorized between regularly scheduled meetings of the Board of Directors and in the place and stead of the full Board of Directors as follows:

•	to consider and act upon any and all matters that do not involve a commitment of more than $5.0 million for any single matter or an aggregate of $10.0 million for all matters acted upon between meetings of the full Board of Directors; and within the limits set forth in the immediately preceding clause, to exercise all of the powers and authority of the Board of Directors in the management and affairs of the Company; and

•	to grant options for up to 25,000 shares of Company common stock under the Company’s 2003 Long-Term Stock Incentive Plan (the “2003 Plan”) to new or existing employees of the Company who are not designated as “Level 1” or “Level 2” participants under the Company’s Bonus Program and who are not subject to Section 16 of the Securities Exchange Act of 1934, which authority shall be concurrent with, and not in lieu of, the authority of the Compensation Committee to administer the 2003 Plan and grant options thereunder; provided however, that the Executive Committee shall not have the authority to administer the 2003 Plan with respect to the options granted by it.

Notwithstanding the foregoing, the Executive Committee shall not have authority to act upon, approve or declare:

•	amendments to the Company’s charter or by-laws;

•	mergers (including “short-form” subsidiary mergers), sales, acquisitions, consolidations or other combinations, or acquisitions or sales of substantially all of the assets, of or with any business enterprise, the Company or any subsidiary or division of the Company, unless such transaction(s) is within the $5.0 million or $10.0 million limits set forth above that are applicable to the Executive Committee;

•	sales of assets of the Company or any of subsidiary or division of the Company, other than in the ordinary course of business;

•	the issuance or incurrence of indebtedness for borrowed money or capital leases, other than borrowings pursuant to loan or credit arrangements approved by the full Board of Directors;

•	issuances of capital stock of the Company, or issuances of capital stock or ownership interests of any of its subsidiaries to a person or entity other than the Company or one of its wholly-owned subsidiaries; or

•	dividends or distributions upon or with respect to capital stock of the Company.

APPENDIX A

In addition, the independent directors shall adopt such resolutions establishing the key practices of the Executive Committee, including such limitations on the power and authority of the Executive Committee, as the independent directors determine. The independent directors shall annually review the key practices, power and authority of the Executive Committee.

The Operating Committee shall consist of the Chief Executive Officer (if he is a director; otherwise, the Chairman of the Board) and the Chief Operating Officers of the Metal Building Components Division and the Engineered Building Systems Division of the Company. The Operating Committee shall have as its primary purpose the oversight and supervision of the day-to-day or ordinary business operations of the Company, including the integration and consolidation of best practices, policies and procedures on a Company-wide basis. In addition, the Operating Committee is hereby authorized between regularly scheduled meetings of the Board of Directors as follows:

•	the member of the Operating Committee that is a director of the Company shall have the authority to consider and act upon any and all matters that do not involve a commitment of more than an aggregate of $1.0 million for all matters acted upon between meetings of the full Board of Directors; provided, however, that if all of the members of the Operating Committee agree, the Operating Committee shall have the authority to consider and act upon any and all matters that do not involve a commitment of more than an aggregate of $2.0 million for all matters acted upon between meetings of the full Board of Directors; and within the limits set forth in the immediately preceding clause, to exercise all of the powers and authority of the Board of Directors in the management and affairs of the Company; and

•	with the concurrence of the member of the Operating Committee that is a director of the Company, the Operating Committee shall have the authority to grant options for up to 10,000 shares of Company common stock under the 2003 Plan to new or existing employees of the Company who are not designated as “Level 1” or “Level 2” participants under the Company’s Bonus Program and who are not subject to Section 16 of the Securities Exchange Act of 1934, which authority shall be concurrent with, and not in lieu of, the authority of the Compensation Committee to administer the 2003 Plan and grant options thereunder; provided however, that the Operating Committee shall not have the authority to administer the 2003 Plan with respect to the options granted by it.

Notwithstanding the foregoing, the Operating Committee shall not have authority to act upon, approve or declare:

•	amendments to the Company’s charter or by-laws;

•	mergers (including “short-form” subsidiary mergers), sales, acquisitions, consolidations or other combinations, or acquisitions or sales of substantially all of the assets, of or with any business enterprise, the Company or any subsidiary or division of the Company, unless such transaction(s) is within the $1.0 million or $2.0 million limits set forth above that are applicable to the Operating Committee;

•	sales of assets of the Company or any of subsidiary or division of the Company, other than in the ordinary course of business;

•	the issuance or incurrence of indebtedness for borrowed money or capital leases, other than borrowings pursuant to loan or credit arrangements approved by the full Board of Directors;

•	issuances of capital stock of the Company, or issuances of capital stock or ownership interests of any of its subsidiaries to a person or entity other than the Company or one of its wholly-owned subsidiaries; or

•	dividends or distributions upon or with respect to capital stock of the Company.

APPENDIX A

In addition, the independent directors shall adopt such resolutions establishing the key practices of the Operating Committee, including such limitations on the power and authority of the Operating Committee, as the independent directors determine. The independent directors shall annually review the key practices, power and authority of the Operating Committee.

(g)	Committee Members: Each member of the Audit, Compensation and Nominating and Corporate Governance Committees will meet the criteria for independence set by the NYSE and any other applicable rules and regulations. Members of the Audit Committee shall also satisfy any additional legal or NYSE requirements regarding financial literacy and expertise.

Committee meetings will generally be held on the same day as Board meetings. However, during the course of each year, some committee meetings, especially Audit Committee meetings, may be held on days that do not coincide with regularly scheduled Board meetings. At each Board meeting, the Chairman of each committee shall report to the full Board with respect to any meetings held by the Committee since the last Board meeting, if any. In addition, each committee shall distribute to the full Board copies of the minutes of any committee meeting.

3.	Access to Management and Outside Advisors

(a)	Access to Management: The Board shall have full and tree access to senior management and all other employees of the Company in order to ensure that directors can ask. all questions and glean all information necessary to fulfill their duties. Any meetings or contacts that a director wishes to initiate may be arranged through the Chairman of the Board or the Chief Executive Officer of the Company; provided, however, that any director has the right to directly contact the Company’s internal auditor (or persons performing the internal audit function) without informing senior management. The Board may specify a protocol for making such inquiries.

Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board have a full understanding of matters being considered.

(b)	Access to Outside Advisors: The Board and each committee of the Board shall have the right to retain such outside advisors, including, without limitation, accountants, legal counselor other experts or consultants, as the Board and such committee, in its sole and absolute discretion, deems advisable or appropriate. The Company shall pay all of the fees and expenses of any such advisors.

4.	Director Compensation

(a)	Non-Employee Directors: The form and amount of director compensation is determined by the Board upon the recommendation of the Compensation Committee in accordance with the policies and principles set forth in its charter and applicable legal and regulatory guidelines. The Compensation Committee will conduct reviews, from time to time, of director compensation. The Compensation Committee will consider that a director’s independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into a consulting contract with (or provides other indirect forms of compensation to) an organization with which the director is affiliated.

(b)	Employee Directors: Employees of the Company who serve as a director do not receive compensation for serving as a director.

APPENDIX A

5.	Director Orientation and Continuing Education

(a)	Initial Orientation: New non-employee directors will receive a comprehensive orientation from appropriate senior management of the Company regarding the Company’s business and affairs.

All directors will receive a director fact book, which shall contain such information the Board requests or as the Chairman of the Board deems appropriate, including, without limitation, copies of the Company’s organizational documents, equity compensation plans, material agreements and a list of other items that directors may request if they deem it advisable.

(b)	Continuing Education: The Board expects that, at least annually, all directors will participate in a continuing education event (which may coincide with a regular Board meeting) addressing among other things, current developments and best practices in corporate governance. Members of the Company’s senior management may also review with the Board from time to time certain aspects of the Company’s operations as part of regularly scheduled Board meetings. In addition, the Board will also normally conduct an on-site visit to one of the Company’s manufacturing facilities in conjunction with a regular Board meeting at least once every other year.

6.	Management Succession Planning

(a)	Annual Performance Review: At least annually, the non-employee directors will, in conjunction with the Compensation Committee, review the performance of the Company’s Chief Executive Officer and other senior management in light of the Company’s goals and objectives.

(b)	Succession Planning: At least annually, the Board will review succession plans for the Company’s Chief Executive Officer and other senior management. The Chairman of the Nominating and Corporate Governance Committee shall chair any Board session called for the purpose of discussing succession issues. Succession planning will address both succession in the ordinary course of business and contingency planning in case of unexpected events. The offices of Chairman of the Board have been at times combined and at times separated. The Board has the discretion to combine or separate these positions, at it deems appropriate in light of prevailing circumstances. The Board believes that the combination or separation of these offices should be considered as part of the succession planning process. The Board further believes that it is in the best interests of the Company for the Board to make a determination as to the combination or separation of the offices of Chairman of the Board and the Chief Executive Officer each time it elects a new Chief Executive Officer.

7.	Annual Performance Evaluation

(a)	Board and Committees: The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. This report will be discussed at the first Board meeting immediately following the end of the Company’s fiscal year. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

(b)	Corporate Governance Guidelines: In addition, the Board will conduct an annual review of the corporate governance principles and make such changes, modifications and amendments as the Board determines.

8.	Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, management and all employees. Each director is expected to be familiar with and to follow these policies. In

APPENDIX A

addition, directors must avoid any conflict between their own interests and the interests of the Company in dealing with suppliers, customers and other third parties, and in the conduct of their personal affairs, including transactions in the Company’s securities, with any affiliate or with any non-affiliated organization.

The Nominating and Corporate Governance will review any allegation that a director or executive officer may have violated the Code of Business Conduct and Ethics and will report its findings to the full Board.

APPENDIX A

Exhibit A

CRITERIA FOR THE SELECTION OF DIRECTORS

1.	The nominee shall have the highest personal and professional ethics, strength of character, integrity and values.

2.	The nominee shall be, about to be or have been a senior manager, chief operating officer, chief financial officer or chief executive officer of a relatively complex organization such as a corporation, university, foundation or unit of government with a proven record of success or, if in a professional or scientific capacity, be accustomed to dealing with complex problems, or otherwise shall have obtained and excelled in a position of leadership.

3.	The nominee shall have the education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom and vision to exercise sound, mature judgments on a macro and entrepreneurial basis on matters which relate to the current and long-term objectives of the Company.

4.	The nominee shall have the competence and willingness to learn the Company’s business and confidence to express his/her personal views.

5.	The nominee shall be free and willing to attend regularly scheduled meetings of the board of directors and its committees over a sustained period and otherwise able to contribute a reasonable amount of time to the affairs of the Company and its affiliates. Participation on other boards is desirable in providing a breadth of experience to the board.

6.	The nominee shall have the breadth of viewpoint and experience necessary for an understanding of the diverse and sometimes conflicting interests of stockholders and other constituencies, while still recognizing the particular responsibilities of the board of directors.

7.	The nominee should be of such an age at the time of election to assure a minimum of three years of service as a director.

8.	The nominee shall have the personality, tact, sensitivity and perspective to work well with others.

9.	The nominee shall have the stature and capability to represent the corporation before the public, stockholders and other various individuals and groups that affect the Company. The nominee should have the capability to “network” with others for the benefit of the corporation.

10.	The nominee shall be willing to appraise objectively the performance of management in the interest of the stockholders. The nominee shall possess an inquiring and independent mind willing to question management’s assumptions when inquiry is appropriate.

APPENDIX B

NCI BUILDING SYSTEMS, INC.
2003 LONG-TERM STOCK INCENTIVE PLAN

[As Amended and Restated March 11, 2005]

     1. PURPOSE. The purposes of the Plan are to attract and retain for the Company and its Subsidiaries the best available personnel, to provide additional incentives to Employees, Directors and Consultants, to increase their interest in the Company’s welfare, and to promote the success of the business of the Company and its Subsidiaries.

     2. INCENTIVE AWARDS AVAILABLE UNDER THE PLAN. Awards granted under this Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Restricted Stock Awards; (d) Stock Appreciation Rights; (e) Cash Awards; (f) Performance Share Awards; and (g) Phantom Stock Awards.

     3. SHARES SUBJECT TO PLAN. Subject to adjustment pursuant to Section 12(a) hereof, the total number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed 2,600,000 (the “Pool Limit”). At all times during the term of the Plan, the Company shall allocate and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. The number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise or settlement of an Award; provided, however, that the number of shares reserved for issuance shall be reduced by the total number of Stock Appreciation Rights exercised. Shares of Common Stock issued pursuant to (i) Awards of Options or Stock Appreciation Rights granted at any time or (ii) Awards of Restricted Stock, Phantom Stock or Performance Share Awards granted prior to the Effective Date shall each count against the Pool Limit as one (1) full share of Common Stock. Shares of Common Stock issued pursuant to a Restricted Stock Award, Phantom Stock Award or Performance Share Award granted on or after the Effective Date shall each count against the Pool Limit as one and one-half (1.5) shares of Common Stock. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Pool Limit and shall remain available for Awards under the Plan. The shares to be delivered under the Plan shall be made available from authorized but unissued shares of Common Stock or Common Stock held in the treasury of the Company.

     4. ELIGIBILITY. Awards other than Incentive Stock Options may be granted to Employees, Officers, Directors, and Consultants. Incentive Stock Options may be granted only to Employees. The Committee in its sole discretion shall select the recipients of Awards. A Grantee may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Officer, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

     5. LIMITATION ON INDIVIDUAL AWARDS. Except for Cash Awards described in Section 10(a), no individual shall be granted, in any fiscal year, Awards under the Plan covering or relating to an aggregate of more than 250,000 shares of Common Stock. No individual shall receive payment for Cash Awards during any fiscal year aggregating in excess of $5,000,000. The preceding shall be applied in a manner which will permit compensation generated under the Plan, where appropriate, to constitute “performance-based” compensation for purposes of Section 162(m) of the Code.

     6. STOCK OPTIONS.

          (a) Grant of Options. An Option is a right to purchase shares of Common Stock during the option period for a specified exercise price. The Committee shall determine whether each Option shall be granted as

APPENDIX B

an Incentive Stock Option or a Non-Qualified Stock Option and the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option.

          (b) Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of Incentive Stock Options granted under any other incentive stock option plan of the Company or a Subsidiary shall not exceed $100,000. If the Fair Market Value of stock with respect to which all Incentive Stock Options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute Incentive Stock Options and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 6(b), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

          (c) Acquisitions and Other Transactions. Notwithstanding the provisions of Section 11(h), in the case of an Option issued or assumed pursuant to Section 11(h), the exercise price and number of shares for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder.

          (d) Payment on Exercise. Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee where permitted by law: (i) if a public market for the Common Stock exists, through a “same day sale” arrangement between the Optionee and a NASD Dealer whereby the Optionee elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; or (iii) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company). No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.

     7. RESTRICTED STOCK AWARDS.

          (a) Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Common stock for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.

          (b) Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee; provided, however, that except as provided in Section 11 hereof, (i) for a Restricted Stock Award based on the passage of time, the Forfeiture Restrictions shall lapse ratably over a minimum period of four years, and (ii) for a Restricted Stock Award based on performance criteria or any other event, the Forfeiture Restrictions shall not lapse prior to one year after grant of the Restricted Stock Award. The Forfeiture Restrictions applicable to a

APPENDIX B

particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.

          (c) Rights as Stockholder. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Restricted Stock Award. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in this Plan, or in the Restricted Stock Agreement, (i) the Grantee shall not be entitled to delivery of the shares of Common Stock except as the Forfeiture Restrictions expire, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the Forfeiture Restrictions expire, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions expire.

          (d) Stock Certificate Delivery. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired. The Grantee, by his or her acceptance of the Restricted Stock Award, irrevocably grants to the Company a power of attorney to transfer any shares so forfeited to the Company, agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and agrees that such provisions regarding transfers of forfeited shares shall be specifically performable by the Company in a court of equity or law.

          (e) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award. In the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

          (f) Forfeiture of Restricted Stock. Unless otherwise provided in a Restricted Stock Agreement, on termination of the Grantee’s employment or service prior to lapse of the Forfeiture Restrictions, the shares of Common Stock which are still subject to the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company except to repay any purchase price per share paid by the Grantee for the shares forfeited.

          (g) Waiver of Forfeiture Restrictions; Committee’s Discretion. With respect to a Restricted Stock Award that has been granted to a Covered Employee where such Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code, the Committee may not waive the Forfeiture Restrictions applicable to such Restricted Stock Award.

     8. STOCK APPRECIATION RIGHTS.

          (a) Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon exercise of the right, shares of Common Stock or their cash equivalent in an amount equal to the increase in Fair Market Value of the Common Stock between the grant and exercise dates. As of the grant date of an Award of a Stock Appreciation Right, the Committee may specifically designate that the Award will be paid (i) only in cash, (ii) only in stock or (iii) in such other form or combination of forms as the Committee may elect or permit at the time of exercise.

          (b) Tandem Rights. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement. With respect to Stock Appreciation Rights that are subject to Section 16 of the Exchange Act, the Committee shall retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Grantee to receive cash in full or partial settlement of Stock Appreciation Rights.

APPENDIX B

          (c) Limitations on Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     9. PERFORMANCE SHARE AWARDS AND PHANTOM STOCK AWARDS.

          (a) Performance Share Awards. A Performance Share Award is a right to receive shares of Common Stock or their cash equivalent based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee shall determine. Each Performance Share Award may have a maximum value established by the Committee at the time of such Award. The Committee shall establish, with respect to and at the time of each Performance Share Award, a performance period or periods over which the performance applicable to the Performance Share Award of the Grantee shall be measured; provided, however, that the minimum performance period shall be for one year after grant of the Performance Share Award. The Committee shall determine the effect of termination of employment or service during the performance period on a Grantee’s Performance Share Award, which shall be set forth in the Award Agreement.

          (b) Phantom Stock Awards. Phantom Stock Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of the Common Stock over a specified period of time, which may vest over a period of time as established by the Committee, without payment of any amounts by the Grantee thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award may have a maximum value established by the Committee at the time of such Award. The Committee shall establish, at the time of grant of each Phantom Stock Award, a period over which the Award shall vest with respect to the Grantee, and terms and conditions of forfeiture, which shall be set forth in the Award Agreement.

          (c) Payment. Following the end of the performance period of a Performance Share Award or the determined period for a Phantom Stock Award, the Grantee shall be entitled to receive payment of an amount, not exceeding the maximum value of the Award, if any, based on (1) the achievement of the performance measures for such performance period for a Performance Share Award or (2) the then vested value of the Phantom Stock Award, each as determined by the Committee. If awarded, cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the performance or determined period with respect to the Award, as determined by the Committee.

     10. CASH AWARDS AND PERFORMANCE AWARDS.

          (a) Cash Awards. In addition to granting Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards and Phantom Stock Awards, the Committee shall, subject to the limitations of the Plan, have authority to grant Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 10(a) shall be specified in the applicable Award Agreement.

          (b) Designation as a Performance Award. The Committee shall have the right to designate any Award of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards and Phantom Stock Awards as a Performance Award. All Cash Awards shall be designated as Performance Awards.

          (c) Performance Objectives. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Grantee, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: revenue; increased revenue; net income measures (including income after capital costs and income before or after taxes); profit measures (including gross profit, operating profit, economic profit, net profit before taxes and adjusted pre-tax profit); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; earnings per share or adjusted earnings per share (actual or growth in); earnings; earnings before interest, taxes, depreciation, and amortization (EBITDA); earnings before interest and taxes (EBIT); economic value added (or an equivalent metric);

APPENDIX B

market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); changes in working capital; margins; stockholder value; total stockholder return; proceeds from dispositions; total market value; customer satisfaction or growth; employee satisfaction; and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.

          (d) Section 162(m) of the Code. Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.

          (e) Waiver of Performance Objectives. The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Award Agreement provides for such discretion.

     11. GENERAL PROVISIONS REGARDING AWARDS.

          (a) Form of Award Agreement. Each Award granted under the Plan shall be evidenced by a written Award Agreement in such form (which need not be the same for each Grantee) as the Committee from time to time approves but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that Awards satisfy the requirements of Section 409A of the Code to avoid the imposition of excise taxes thereunder, and that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.

          (b) Awards Criteria. In determining the amount and value of Awards to be granted, the Committee may take into account the responsibility level, performance, potential, other Awards and such other considerations with respect to a Grantee as it deems appropriate.

          (c) Date of Grant. The date of grant of an Award will be the date specified by the Committee as the effective date of the grant of an Award or, if the Committee does not so specify, will be the date on which the Committee makes the determination to grant such Award.

          (d) Stock Price. The exercise price or other measurement of stock value relative to any Award shall be not less than 100% of the Fair Market Value of the shares of Common Stock for the date of grant of the Award. The exercise price of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock for the date of grant of the Option.

          (e) Period of Award. Awards shall be exercisable or payable within the time or times or upon the event or events determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in an Award Agreement, Awards other than Restricted Stock Awards shall terminate on (and no longer be exercisable or payable after) the earlier of: (i) ten (10) years from the date of grant; (ii) for an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the date of grant of the Option; (iii) the 30th day after the Grantee is no longer serving in any capacity as an Employee, Consultant or Director of the Company for a reason other than death of the Grantee, Disability or retirement at or after the Normal Retirement Age; (iv) one year after

APPENDIX B

death; or (v) one year (with respect to an Incentive Option) or five years (with respect to any other Award) after Disability of the Grantee or after his or her retirement at or after the Normal Retirement Age from any capacity as an Employee, Consultant or Director of the Company.

          (f) Acceleration of Vesting or Lapse of Restrictions. If the Grantee dies or becomes Disabled while serving as an Employee, Consultant or Director of the Company or retires at or after Normal Retirement Age, or if there occurs a Change in Control, then 100% of the benefits dependent upon lapse of time will become vested, all Forfeiture Restrictions and other forfeiture and repurchase provisions will lapse and, subject to meeting any performance or other criteria for such Award, such benefits will be available thereafter for purchase or payment during the Award term.

          (g) Transferability. Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Grantee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable or payable during the lifetime of the Grantee only by the Grantee; provided, that the Grantee may designate persons who or which may exercise or receive his Awards following his death. Notwithstanding the preceding sentence, Awards other than Incentive Stock Options may be transferred to such family members, family member trusts, family limited partnerships and other family member entities as the Committee, in its sole discretion, may approve prior to any such transfer. No such transfer will be approved by the Committee if the Common Stock issuable under such transferred Award would not be eligible to be registered on Form S-8 promulgated under the Securities Act.

          (h) Acquisitions and Other Transactions. The Committee may, from time to time, approve the assumption of outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the awards assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumption shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant.

          (i) Payment. Payment of an Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock for the payment or exercise date. The Committee may permit or require the deferral of payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, dividend equivalents or other forms of investment return; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable. The Committee intends that any Awards under the Plan satisfy the requirements of Section 409A of the Code to avoid the imposition of excise taxes thereunder.

          (j) Notice. If an Award involves an exercise, it may be exercised only by delivery to the Company of a written exercise notice approved by the Committee, stating the number of shares of Common Stock being exercised, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares upon exercise, together with payment in full of any exercise price for any shares being purchased.

          (k) Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal or state income taxes or other taxes with respect to any Award granted under the Plan. Prior to issuance of any shares of Common Stock, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory minimum prescribed amount of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon exercise or payment of an Award, the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax withholding obligations.

APPENDIX B

          (l) Limitations on Exercise. The obligation of the Company to issue any shares of Common Stock or otherwise make payments hereunder shall be subject to the condition that any exercise and the issuance and delivery of such shares and other actions pursuant thereto comply with the Securities Act, all applicable state securities and other laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

          (m) Privileges of Stock Ownership. Except as provided in the Plan with respect to Restricted Stock Awards, no Grantee will have any of the rights of a shareholder with respect to any shares of Common Stock subject to an Award until such Award is properly exercised and the purchased or awarded shares are issued and delivered to the Grantee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan.

          (n) Breach; Additional Terms. A breach of the terms and conditions of this Plan or established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Award, including provisions pertaining to the termination of the Grantee’s employment (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions or other vesting provisions. Such additional terms, conditions or restrictions shall also be set forth in an Award Agreement made in connection with the Award.

     12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.

          (a) Capital Adjustments. The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise, target or purchase price of such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment and (ii) available for issuance under Section 3 shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded up to the nearest whole number, as determined by the Committee.

          (b) Change in Control. Unless specifically provided otherwise with respect to Change in Control events in an individual Award or Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or a Subsidiary, if, during the effectiveness of the Plan, a Change in Control occurs, (i) each Award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable or payable, as appropriate, and be released from any repurchase or forfeiture provisions, for all of the shares of Common Stock at the time represented by such Award, (ii) the Forfeiture Restrictions applicable to all outstanding Restricted Stock Awards shall lapse and shares of Common Stock subject to such Restricted Stock Awards shall be released from escrow, if applicable, and delivered to the Grantees of the Awards free of any Forfeiture Restriction, and (iii) all other Awards shall become fully vested and payment thereof shall be accelerated using, if applicable, the then-current Fair Market Value to measure any payment that is based on the value of the Common Stock or using such higher amount as the Committee may determine to be more reflective of the actual value of such stock.

     13. STOCKHOLDER APPROVAL. The Company shall obtain the approval of the Plan by the Company’s stockholders at the next annual meeting following its adoption by the Board, and no Awards shall be made hereunder unless and until such approval is obtained; provided that if such approval is not obtained, the Plan will continue as in effect immediately prior to the annual meeting.

APPENDIX B

     14. ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of this Plan or any Award granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Award or any shares of Common Stock or other payments received pursuant to an Award.

     15. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ranking prior to or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Award Agreement or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person’s service or interfere or affect in any way with the right of the Company or a Subsidiary to terminate such person’s employment or service at any time, with or without cause.

     16. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or a Subsidiary, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.

     17. AMENDMENT OR TERMINATION OF PLAN. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of agreement or instrument to be executed pursuant to the Plan; provided, however, that the Company shall obtain stockholder approval of any amendment of the Plan that changes its terms and provisions in a manner materially adverse to the Company and, if an amendment of the Plan otherwise requires shareholder approval to comply with the Code, including Sections 162(m) and 422 of the Code, or other applicable laws and regulations or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not adversely affect Awards previously granted, and such Awards shall otherwise remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing signed by the Grantee and the Company.

     18. EFFECTIVE DATE AND TERM OF PLAN. The Plan as set forth herein shall continue in effect for a term of ten (10) years after the Effective Date unless sooner terminated by action of the Board.

     19. GOVERNING LAW. The Plan shall be construed and interpreted in accordance with the laws of the State of Texas.

     20. DEFINITIONS. As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:

          (a) “Award” means any right granted under the Plan, whether granted singly or in combination, to a Grantee pursuant to the terms, conditions and limitations that the Committee may establish.

          (b) “Award Agreement” means a written agreement with a Grantee with respect to any Award.

APPENDIX B

          (c) “Board” means the Board of Directors of the Company.

          (d) “Cash Award” means an Award granted under Section 10(a) of the Plan.

          (e) “Change in Control” of the Company means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation or transfers substantially all of its assets to another corporation and as a result of the merger, consolidation or transfer less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; or (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding voting securities.

          (f) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

          (g) “Committee” means the committee, (or committees), as constituted from time to time, of the Board that is appointed by the Board to administer the Plan; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary in each case to satisfy such requirements with respect to Awards granted under the Plan. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are or are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act, and the term “Committee” as used herein shall also be applicable to such committee. The Board may assume any or all of the powers and responsibilities prescribed for the Committee, and to the extent it does so, the term “Committee” as used herein shall also be applicable to the Board.

     (h) “Common Stock” means the Common Stock, $0.01 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue in replacement or substitution thereof.

     (i) “Company” means NCI Building Systems, Inc., a Delaware corporation.

     (j) “Consultant” means any person who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or such Subsidiary and who is a “consultant or advisor” within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act.

     (k) “Covered Employee” means the chief executive officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to stockholders under Regulation S-K, as determined for purposes of Section 162(m) of the Code.

     (l) “Director” means a member of the Board or the board of directors of a Subsidiary.

     (m) “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the

APPENDIX B

terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          (n) “Effective Date” means the date on which the Plan, as amended and restated herein, is approved by the stockholders of the Company.

          (o) “Employee” means any person who is employed, within the meaning of Section 3401 of the Code, by the Company or a Subsidiary. The provision of compensation by the Company or a Subsidiary to a Director solely with respect to such individual rendering services in the capacity of a Director shall not be sufficient to constitute “employment” by the Company or that Subsidiary.

          (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

          (q) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

     (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

     (ii) In the absence of any such established markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

          (r) “Grantee” means an Employee, Director or Consultant to whom an Award has been granted under the Plan.

          (s) “Incentive Stock Option” means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.

          (t) “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

          (u) “Non-Employee Director” means a Director of the Company who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or a Subsidiary in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

          (v) “Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.

          (w) “Normal Retirement Age” means the age established by the Board from time to time as the normal age for retirement of a Director or Employee, as applicable. In the absence of a determination by the Board with respect to any class of Grantee, the Normal Retirement Age shall be deemed to be 65 years of age.

APPENDIX B

          (x) “Officer” means a person who is an “officer” of the Company or any Subsidiary within the meaning of section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

          (y) “Option” means an award granted under Section 6 of the Plan.

          (z) “Option Agreement” means a written agreement with a Grantee with respect to the Award of an Option.

          (aa) “Optionee” means an individual to whom an Option has been granted under the Plan.

          (bb) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “Subsidiary corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “Subsidiary corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “Subsidiary corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “Subsidiary corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

          (cc) “Performance Award” means an Award made pursuant to Section 10 of the Plan to a Grantee that is subject to the attainment of one or more Performance Objectives.

          (dd) “Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

          (ee) “Performance Share Award” means an Award granted under Section 9 of the Plan.

          (ff) “Phantom Stock Award” means an Award granted under Section 10 of the Plan.

          (gg) “Plan” means this NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan, as set forth herein and as it may be amended from time to time.

          (hh) “Qualifying Shares” means shares of Common Stock which either (i) have been owned by the Grantee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Grantee in the public market.

          (ii) “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

          (jj) “Restricted Stock Agreement” means a written agreement with a Grantee with respect to a Restricted Stock Award.

          (kk) “Restricted Stock Award” means an Award granted under Section 7 of the Plan.

          (ll) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

          (mm) “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.

          (nn) “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

APPENDIX B

          (oo) “Spread” means an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock for the date of exercise of a Stock Appreciation Right, over the exercise price of such right.

          (pp) “Stock Appreciation Right” means an Award granted under Section 8 of the Plan.

          (qq) “Stock Appreciation Rights Agreement” means a written agreement with a Grantee with respect to an Award of Stock Appreciation Rights.

          (rr) “Subsidiary” means (i) for purposes of Awards other than Incentive Stock Options, any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (ii) with respect to an Option that is intended to be an Incentive Stock Option, any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “Subsidiary group” as defined in Section 1504(a) of the Code of which the Company is the common parent, and any other entity that may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted.

          (ss) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries.

NCI BUILDING SYSTEMS, INC.

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Annual Meeting Proxy Card

A. Election of Directors

     1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold

01 – Norman C. Chambers (term will expire in 2008)	☐	☐

02 – William D. Breedlove (term will expire in 2008)	☐	☐

03 – Philip J. Hawk (term will expire in 2008)	☐	☐

04 – John K. Sterling (term will expire in 2006)	☐	☐

B.	Approval of adoption of the 2003 Long-Term Stock Incentive Plan, as amended and restated.

1.	The Board of Directors recommends a vote FOR the adoption of the plan, as amended and restated.

For	Against	Abstain
☐	☐	☐

C.	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign your name exactly as it appears above. Joint owners must each sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership’s name by an authorized partner or officer.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

PROXY  -  NCI BUILDING SYSTEMS, INC.

THIS PROXY IS SOLICITED BY THE NCI BUILDING SYSTEMS, INC. BOARD OF DIRECTORS.

Proxy for Annual Meeting of Stockholders
March 11, 2005  -  10:00 A.M.

The share owner(s) whose signature(s) appear(s) on the reverse side of this Proxy hereby appoint(s) A.R. Ginn and Norman C. Chambers, with or without others, proxies with full power of substitution and resubstitution to vote all shares of common stock that the share owner(s) would be entitled to vote at the Annual Meeting of Stockholders of NCI Building Systems, Inc. (the “Company”), to be held on Friday, March 11, 2005 at 10:00 a.m., local time, at the NCI Conference Center located at 7313 Fairview, Houston, Texas 77041, and at any reconvened meeting following any adjournment or postponement thereof, as follows on the reverse side. Receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated February 4, 2005 is hereby acknowledged.

This Proxy is to be voted as specified on the reverse side. If no specification is made, this Proxy is to be voted FOR the nominees listed in Item A and FOR the adoption of the 2003 Long-Term Stock Incentive Plan, as amended and restated set forth in Item B and IN THE DISCRETION OF THE PROXIES upon such other business as may properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.